U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                      TO FORM SB-2 - SEC FILE NO. 33-94470
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              LLOYD VENTURES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                           6770                     13-3812821
--------------------------------------------------------------------------------
 (State or other                 (Primary Standard             (IRS Employer
 jurisdiction of             Industrial Classification       Identification No.)
  incorporation                    Code Number)
or organization)

            41 East 57th Street, 39th Floor, New York, New York 10022
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            41 East 57th Street, 39th Floor, New York, New York 10022
--------------------------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

 Herbert Maxwell, 440 East 56th Street, New York, New York 10022 (212) 888-2997
--------------------------------------------------------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
       Joseph Sierchio, Esq.                      Michael W. Schley, Esq.
      Sierchio & Albert, P.C.             Larkin, Hoffman, Daly & Lindgren, Ltd.
  41 East 57th Street, 39th Floor              1500 Norwest Financial Center
     New York, New York 10022                    7900 Xerxes Avenue South
         (212) 446-9500                         Bloomington, Minnesota 55431
                                                     (612) 896-3393


          Approximate date of commencement of proposed sale to public:
     As soon as practicable after the effective date of this Post-Effective
                                   Amendment.
    If any of the securities being registered on this form are to be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act of 1933, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                             Maximum       Aggregate     Amount of
Title of Each Class of                    Amount to be      Offering       Offering    Registration
Securities to be Registered                Registered    Price Per Share    Price(1)       Fee(2)
---------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share    200,000(3)         $.50          $100,000         $21
---------------------------------------------------------------------------------------------------
Total Registration Fee                                                                      $100
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

(2) The minimum filing fee payable is $100, which fee has previously been paid.

(3) Adjusted to reflect a 1-for-5 reverse split to be effected immediately prior to the acquisition contemplated herein.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CROSS REFERENCE SHEET

               Furnished Pursuant to Item 501(b) of Regulation S-K
                  under the Securities Act of 1933, as amended


ITEM NUMBER AND CAPTION
IN REGISTRATION STATEMENT                                        CAPTION IN RECONFIRMATION PROSPECTUS
-------------------------                                        ------------------------------------
1.  Forepart of the Registration Statement and                   Front of Registration Statement;
    Outside Front Cover Page of Reconfirmation Prospectus        Cover Page
2.  Inside Front and Outside Back Cover Pages
    of Reconfirmation Prospectus                                 Inside Front and Outside Back Cover Pages
3.  Summary Information and Risk Factors                         Reconfirmation Prospectus Summary; Risk Factors
4.  Use of Proceeds                                              Use of Proceeds
5.  Determination of Offering Price                              Cover Page;
6.  Dilution; Risk Factors                                       Risk Factors; Dilution
7.  Selling Security Holders                                     Not Applicable
8.  Plan of Distribution                                         Cover Page; Investor's Rights and Substantive
                                                                   Protection Under Rule 419; Method of Reconfirmation
9.  Legal Proceedings                                            Risk Factors (Risks Related to Gourmet)
10. Directors, Executive Officers,                               Directors and Executive Officers of Lloyd;
      Promoters and Controlling Persons                            Directors and Executive Officers of Gourmet
11. Security Ownership of Certain                                Principal Stockholders
    Beneficial Owners and Management
12. Description of Securities                                    Description of Lloyd Securities
13. Interest of Named Experts and Counsel                        Legal Opinions; Experts
14. Disclosure of Commissions                                    Distribution of Securities
      Position on Indemnification of
      Securities Act Liabilities
15. Organization within Last Five Years                          Lloyd; Lloyd's Plan of Operation; Lloyd Risk Factors;
16. Description of Business                                      Lloyd's Plan of Operation; Gourmet
17. Management's Discussion and                                  Lloyd's Plan of Operation; Gourmet Management's
      Analysis or Plan of Operation                                Discussion and Analysis of Financial Condition
                                                                   and Results of Operations
18. Description of Property                                      Gourmet
19. Certain Relationships and                                    Certain Transactions -- Lloyd; Certain Transaction
    Related Transactions                                           -- Gourmet
20. Market for Common Equity                                     Cover Page; Risk Factors; Market for Lloyd Common
    Related Stockholder Matters                                     Stock Description of Lloyd Securities
21. Executive Compensation                                       Directors and Executive Officers of Lloyd;
                                                                    Directors and Executive Officers of Gourmet
22. Financial Statements                                         Index to Financial Statements
23. Changes in and Disagreements                                 Not Applicable
    with Accountants on Accounting
    and Financial Disclosure


                                   PROSPECTUS
                              LLOYD VENTURES, INC.
                            (A Delaware Corporation)
     RECONFIRMATION OF THE OFFER AND SALE OF 196,400 SHARES OF COMMON STOCK
                         OFFERING PRICE - $.50 PER SHARE

LLOYD VENTURES, INC. ("LLOYD") IS A RECENTLY ORGANIZED CORPORATION, FORMED FOR THE PURPOSE OF ACQUIRING OR MERGING WITH AN UNSPECIFIED OPERATING BUSINESS. THIS RECONFIRMATION PROSPECTUS RELATES TO THE RECONFIRMATION OFFER (THE "RECONFIRMATION OFFER") PURSUANT TO RULE 419 ("RULE 419") PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OF THE SALE BY LLOYD OF ONE HUNDRED NINETY-SIX THOUSAND FOUR HUNDRED (196,400) SHARES (THE "SHARES") OF COMMON STOCK, $.001 PAR VALUE (THE "LLOYD COMMON STOCK"). SEE "DESCRIPTION OF SECURITIES." ALL SHARE AND PER SHARE AMOUNTS IN THIS RECONFIRMATION PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT THE 1 - FOR - 5 REVERSE SPLIT TO BE EFFECTED IMMEDIATELY PRIOR TO THE TRANSACTIONS CONTEMPLATED HEREBY. SEE "RECONFIRMATION PROSPECTUS SUMMARY."

IN NOVEMBER, 1996, LLOYD, PURSUANT TO A RULE 419 "BLANK CHECK OFFERING," OFFERED A MINIMUM OF FIFTY THOUSAND (50,000) SHARES AND A MAXIMUM OF TWO HUNDRED THOUSAND (200,000) SHARES AT A PRICE PER SHARE OF FIFTY CENTS ($.50) (THE "ORIGINAL OFFERING"). THERE WERE ONE HUNDRED AND NINETY-SIX THOUSAND FOUR HUNDRED (196,400) SHARES SOLD IN THE OFFERING. THE ORIGINAL OFFERING PROCEEDS (LESS THE PERMITTED DEDUCTIONS, AS DEFINED BELOW) AND THE SECURITIES PURCHASED BY INVESTORS (RESPECTIVELY, THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES") ARE BEING HELD IN ESCROW (THE "RULE 419 ESCROW") SUBJECT TO THE SATISFACTION OF THE PROVISIONS OF THE RULE 419 ESCROW.

The Deposited Securities may not be released and the Deposited Funds may not be released (except for the permitted release of ten percent (10%) thereof) (the "Permitted Deductions"), until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this Reconfirmation Prospectus, which describes an acquisition candidate and its business and includes audited financial statements (the "Reconfirmation Prospectus"), is being delivered to all investors who purchased Shares (the "Rule 419 Investors"). Lloyd must return the pro-rata portion of the Deposited Funds (plus any interest earned thereon less the Permitted Deductions) to any investor who does not elect to remain an investor. Unless a sufficient number of investors (representing at least eighty percent (80%) of the Offering Proceeds) elect to remain investors, all investors will be entitled to the return of their investment (plus any interest earned thereon less the Permitted Deductions), and none of the Deposited Securities will be delivered to investors. In the event an acquisition is not consummated within eighteen (18) months after November 12, 1996, the Deposited Funds (plus interest earned thereon less the Permitted Deductions) will be returned on a pro-rata basis to all investors. See "Investors' Rights and Substantive Protection under Rule 419."

               ---------------------------------------------------

     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK
             AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"

               ---------------------------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS RECONFIRMATION PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    ----------------------------- -------------------- -------------------------
                                   Price to Public(1)   Proceeds to Lloyd(2)(3)
    ----------------------------- -------------------- -------------------------
    Per Share                             $.50                    $.50
    ----------------------------- -------------------- -------------------------
    Total - 196,400 Shares             $98,200.00              $88,380.00
    ----------------------------- -------------------- -------------------------

(1) The Shares were offered in the Original Offering directly by Lloyd on a "best efforts, all or none basis" with respect to the first fifty thousand (50,000) Shares and on a "best efforts basis" with respect to the remaining hundred and fifty thousand (150,000) Shares. One hundred ninety-six thousand four hundred (196,400) Shares were sold. Proceeds of the Original Offering are being held in escrow by Bernard Herold & Co., Inc., pursuant to the terms of the Rule 419 Escrow. Pursuant to the Rule 419 Escrow provisions, the certificates evidencing the Shares were issued in the respective names of the investors and deposited into the Rule 419 Escrow. The Deposited Funds, after the release to Lloyd of an amount equal to ten percent (10%) thereof (in the aggregate amount of Nine Thousand Eight Hundred Twenty Dollars ($9,820)) remain deposited in the Escrow Account.

(2) All offers and sales of Shares were effected through Lloyd's officers and directors. Lloyd's officers and directors did not and will not receive any compensation for their services in connection therewith. Certain of Lloyd's officers and directors purchased Shares on the same terms and conditions as all other Rule 419 Investors.

    However, any Shares purchased by Lloyd's officers and directors were not be included in determining whether the minimum offering criteria had been satisfied.

(3) Adjusted to reflect a 1-for-5 reverse split to be effected immediately prior to the acquisitions contemplated hereby.

           The date of this Reconfirmation Prospectus is March , 1998

RULE 15g-8 PROMULGATED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "RISK FACTORS" AND "PROHIBITIONS AGAINST SALE OF SECURITIES BEFORE RELEASE FROM ESCROW.")

No trading in the Shares can be effected during the term of the Rule 419 Escrow. There can be no assurance that any trading market in the Shares will develop hereafter or, if such a market does develop, that it will be sustained. Lloyd has no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading market for the Shares. The public offering price was arbitrarily determined by Lloyd and bore no relationship to Lloyd's assets, prospective earnings, book value or any other recognized criteria of value. The Original Offering was conducted by Lloyd without use of a professional underwriter or securities dealer.

                           STATE SECURITIES REGULATION

THIS RECONFIRMATION PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

LLOYD HAS REGISTERED THE SHARES ONLY IN THE STATE OF NEW YORK. SUBJECT TO THE RULE 419 ESCROW, THE SHARES MAY ONLY BE TRADED IN SUCH JURISDICTION. PURCHASERS OF THE SHARES, EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP, MUST BE RESIDENTS OF THE STATE OF NEW YORK UNLESS AN APPLICABLE EXEMPTION IS AVAILABLE OR A BLUE SKY APPLICATION HAS BEEN FILED AND ACCEPTED. LLOYD MAY AMEND THIS RECONFIRMATION PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES OR JURISDICTIONS, IF ANY, IN WHICH THE SHARES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE.

                       ---------------------------------

                              AVAILABLE INFORMATION

Lloyd intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accounting firm and intends to make available quarterly reports for the first three quarters of each year containing unaudited financial information.

Lloyd has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This Reconfirmation Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Lloyd and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549, the Northeast Regional

Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office of the Commission, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 where copies may be obtained upon payment of the fees prescribed by the Commission. Descriptions contained in this Reconfirmation Prospectus as to the contents of any contract or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. Lloyd will provide without charge to each person who receives a Reconfirmation Prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the Reconfirmation Prospectus.

                                 RECONFIRMATION

IN ORDER TO RECONFIRM A PURCHASE OF SHARES, A TRANSMITTAL AND RECONFIRMATION LETTER (THE "RECONFIRMATION LETTER") IN THE FORM ATTACHED TO THIS RECONFIRMATION PROSPECTUS SHOULD BE FORWARDED TO BERNARD HEROLD & CO., INC., (A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD"), NEW YORK STOCK EXCHANGE ("NYSE") AND SECURITIES INVESTORS PROTECTION CORPORATION ("SIPC"), WHICH IS ACTING AS ESCROW AGENT PURSUANT TO RULE 419 AT 555 MADISON AVENUE, NEW YORK, NEW YORK 10022, ATTN: RENATO VALENTE.

                        RECONFIRMATION PROSPECTUS SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS RECONFIRMATION PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THE RECONFIRMATION PROSPECTUS AND IN THE REGISTRATION STATEMENT.

IMMEDIATELY PRIOR TO LLOYD'S PROPOSED ACQUISITION TRANSACTION DESCRIBED HEREIN, LLOYD WILL EFFECT A 1-FOR-5 REVERSE SPLIT OF THE LLOYD COMMON STOCK. UNLESS OTHERWISE STATED, ALL SHARE AND PER SHARE NUMBERS AND AMOUNTS SET FORTH HEREIN HAVE BEEN ADJUSTED TO REFLECT SUCH 1-FOR-5 REVERSE SPLIT.

THIS RECONFIRMATION PROSPECTUS HAS BEEN PREPARED ASSUMING THAT GOURMET REGENCY COFFEE COMPANY (DESCRIBED BELOW) HAS COMPLETED THE PENDING ACQUISITION, BY IT, OF CAMERON'S COFFEE COMPANY, INC., AS DESCRIBED MORE FULLY BELOW. IF LLOYD IS ADVISED BY GOURMET THAT COMPLETION OF SUCH ACQUISITION TRANSACTION HAS BECOME UNLIKELY, LLOYD INTENDS TO PROMPTLY FILE ANOTHER POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT. THE INFORMATION SET FORTH IN THIS RECONFIRMATION PROSPECTUS REGARDING GOURMET REGENCY COFFEE COMPANY, CAMERON'S COFFEE COMPANY, INC., ROBERT'S WHOLESALE FOODS, LLC AND ROBERT'S FUN TIME FOODS, INC., INCLUDING WITHOUT LIMITATION THE FINANCIAL INFORMATION WITH REGARD TO SUCH COMPANIES, HAS BEEN SUPPLIED TO LLOYD BY GOURMET REGENCY COFFEE COMPANY, ITS OFFICERS, DIRECTORS AND REPRESENTATIVES, AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY LLOYD.

LLOYD

Lloyd Ventures, Inc. ("Lloyd") was organized under the laws of the State of Delaware on February 28, 1995 for the purpose of acquiring or merging with an unspecified operating business. Lloyd, since its incorporation, has not been engaged in any business activities, other than those described herein. Lloyd's address is 41 East 57th Street, 39th Floor, New York, New York 10022.

THE RULE 419 OFFERING

On November 12, 1996, Lloyd commenced the Original Offering pursuant to Rule 419, offering a maximum of two hundred thousand (200,000) shares of Lloyd Common Stock, at a price of Fifty Cents ($.50) per Share. In the Original Offering, one hundred ninety-six thousand four hundred Shares were sold, resulting in Ninety-Eight Thousand Two Hundred Dollars ($98,200) of gross proceeds from approximately three hundred twelve (312) Rule 419 Investors. Pursuant to Rule 419, Eighty Eight Thousand Three Hundred and Eighty Dollars ($88,380) of the proceeds of the Original Offering (exclusive of interest thereon) as well as Lloyd's shares purchased by the Rule 419 Investors are being held in escrow by Bernard Herold & Co., as Escrow Agent (the "Escrow Agent") pending (i) distribution of a prospectus to each of them describing a prospective business acquisition by Lloyd (I.E. this Reconfirmation Prospectus) and (ii) the subsequent confirmation by the holders of at least eighty percent (80%) of the Shares that they elect to remain investors.

THE EXCHANGE AGREEMENT

Lloyd has entered into an Exchange Agreement (the "Exchange Agreement") dated February 27, 1998, with Gourmet Regency Coffee Company ("Gourmet"), a Minnesota corporation, pursuant to which each of the non-dissenting stockholders of Gourmet will exchange his shares of common stock of Gourmet (the "Gourmet Common Stock") for an equal number of shares of Lloyd Common Stock (the "Exchange"). After consummation of the Exchange, and assuming all of the Rule 419 Investors reconfirm their investment in Lloyd, the Lloyd stock holders (including the Rule 419 Investors will hold four hundred fifty-one thousand four hundred (451,400) shares of Lloyd Common Stock which will constitute approximately eight and 82/100 percent (8.82%) of the issued and outstanding shares of Lloyd. The current stockholders of Gourmet will own four million six hundred sixty-nine thousand three hundred fifty (4,669,350) shares of Lloyd or approximately ninety-one and 18/100 percent (91.18%) of the issued and outstanding shares of Lloyd. The exchange ratio in the Exchange was arbitrarily determined by negotiation between Lloyd and Gourmet, does not necessarily bear any relationship to Lloyd's or Gourmet's asset value (except with respect to establishing the minimum evaluation criteria set forth in Rule 419), net worth or other established criteria of value and may not be indicative of the actual value of Lloyd or Gourmet.

The Exchange is subject to the satisfaction, by each of Gourmet and Lloyd, of certain conditions precedent, including but not limited to, the requirement that Gourmet obtain the approval and consent of its stockholders as required under Minnesota law and that Lloyd obtain the affirmative reconfirmation of Rule 419 Investors holding at least eighty percent (80%) of the shares of Lloyd Common Stock held in the Rule 419 Escrow, in accordance with the procedures set forth in Rule 419.

Management of Gourmet has indicated that, shortly following completion of the Exchange, it intends to seek stockholder approval for the restatement of Lloyd's Certificate of Incorporation, Bylaws and assumption of the Gourmet Regency Coffee Company Incentive Stock Option Plan. As permitted by Delaware law, Lloyd may obtain such stockholder approval by written consent of the stockholders owning a majority of the then outstanding Lloyd Common Stock.

THE BUSINESS OF GOURMET

Present management of Lloyd (the "Lloyd Management") does not expect to become involved as management of Gourmet.

Gourmet recently completed the acquisition of Cameron's Coffee Company, Inc. ("Cameron's"), another coffee roaster, and Fun Time Foods, Inc. ("Fun Time"), a specialty food distributor. The description contained herein of Gourmet and its business reflects such acquisitions. The PRO FORMA financial statements of Gourmet included herein as of December 31, 1997, and for the year then ended present such acquisitions, on a PRO FORMA basis, as if such acquisitions had occurred on January 1, 1997. Gourmet's executive offices are located at 5500 Cottonwood Lane, Suite 108, Prior Lake, Minnesota 55372.

DISSENTERS' RIGHTS

The Rule 419 Investors will not have any dissenters' rights with respect to the Exchange. However, they will have certain substantive rights under Rule 419. See "Investor's Rights and Substantive Protection Under Rule 419."

CERTAIN INCOME TAX CONSEQUENCES

The Exchange is intended to qualify as a "tax-free reorganization" for purposes of the Internal Revenue Code so that stockholders of Gourmet and Lloyd will not recognize gain or loss from the Exchange pursuant to the Internal Revenue Code. In addition, the Exchange is not expected to result in the recognition of gain or loss to either Gourmet or Lloyd in the respective jurisdictions where each of them is subject to taxation. No opinion of tax counsel has been obtained. See "Information Concerning Gourmet."

COMPARATIVE PER SHARE DATA

The following table sets forth (i) the historic book value per share at December 31, 1997 of Gourmet (on a PRO FORMA basis reflecting Gourmet's recent acquisitions of Fun Time and Cameron's; restated to reflect the completion, since such date by Gourmet, of a private placement raising Two Million Five Hundred Thousand Dollars ($2,500,000)); (ii) the historic book value per share at December 31, 1997 of Lloyd; (iii) the income per share for the year ended December 31, 1997 of Gourmet; and (iv) the income per share for the year ended December 31, 1997 of Lloyd. The table also sets forth as a comparison PRO FORMA values after giving effect to the Exchange:

                                          BOOK VALUE PER SHARE
                          -----------------------------------------------------
                                RESTATED                      PRO FORMA(2)
Gourmet(1)                          $.83                               n/a
Lloyd                               $.01                              $.76

                                          NET INCOME PER SHARE
                          -----------------------------------------------------
                                RESTATED                      PRO FORMA(2)
Gourmet(1)                         ($.14)                              n/a
Lloyd                              ($.01)                           ($.13)

--------------------
(1) Restated, on a PRO FORMA basis to reflect the recent acquisition by Gourmet of Cameron's and Fun Time and restated to reflect the completion, since such date, by Gourmet, of a private placement raising Two Million Five Hundred Thousand Dollars ($2,500,000).

(2) Restated to reflect the proposed acquisition of Gourmet by Lloyd which will be accounted for as a reverse merger as if Gourmet had acquired Lloyd.

No cash dividends were declared or paid during the year ended December 31, 1997 by either Gourmet or Lloyd.

MARKET PRICE INFORMATION

Prior to the date hereof there has been no trading market for either the Gourmet Common Stock or the Lloyd Common Stock. Upon consummation of the Exchange, Gourmet has informed Lloyd that it intends to seek the listing of Lloyd's Common Stock on the NASDAQ small-cap market. There is no assurance that a trading market will develop or that such listing will be accepted.

RULE 419 AND THE RECONFIRMATION OFFER

This Reconfirmation Offer is being conducted in compliance with Rule 419 so as to solicit from the Rule 419 Investors reconfirmation of their acquisition of Shares. Receipt of affirmative Reconfirmation Letters from Rule 419 Investors holding at least eighty percent (80%) of the Shares is a precondition to the consummation of the Exchange. To reconfirm the acquisition of Shares, a fully completed and signed Reconfirmation Letter should be forwarded to the Escrow Agent.

Lloyd conducted the Original Offering as a "blank check" offering subject to Rule 419. Under Rule 419, investors have certain rights and receive certain substantive protection. Accordingly, the Deposited Securities and the Deposited Funds were deposited and are being held in the Rule 419 Escrow until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released from Escrow, Lloyd is required to amend the Registration Statement with a post-effective amendment, and within the five (5) days after the effective date thereof, Lloyd is required to furnish investors with the prospectus produced thereby (I.E. this Reconfirmation Prospectus) containing the terms of the Reconfirmation Offer and information regarding the proposed acquisition candidate and its business, including audited financial statements.

Pursuant to Rule 419, an investor must have no fewer than twenty (20) and no more than forty-five (45) business days from the effective date of the post-effective amendment to decide to reconfirm his investment and remain an investor or alternately, require the return of his investment, less the Permitted Deductions. Any investor not making any decision within said period will automatically have his investment funds (plus interest thereon and less Permitted Deductions) returned. Accordingly, if an investor does not reconfirm his investment, he will receive approximately ninety percent (90%) of his original investment plus interest thereon. Rule 419 further provides that if Lloyd does not complete an acquisition meeting the specified criteria within eighteen (18) months of November 12, 1996 (the "Effective Date"), all of the Deposited Funds in the Rule 419 Escrow must be returned to investors. See "Investors' Rights and Substantive Protection Under Rule 419."

Currently, Lloyd has four hundred fifty-one thousand four hundred (451,400) shares issued and outstanding of which one hundred ninety-six thousand four hundred (196,400) shares are subject to this Reconfirmation Offering. Of the shares subject to the Reconfirmation Offer, sixty-three thousand one hundred (63,100) are owned by officers, directors and/or certain of their family members (as to which Shares such officers and directors disclaim beneficial ownership). See "Investor's Rights and Substantive Protection Under Rule 419."

USE OF PROCEEDS

In the event that a sufficient number of Rule 419 Investors reconfirm their investment, Lloyd will receive the balance of the Deposited Funds upon consummation of the Exchange. The Deposited Funds will remain in the Rule 419 Escrow Account maintained by the Escrow Agent until the consummation of the Exchange. See "Use of Proceeds" and "Gourmet."

Lloyd intends to apply a portion of the Deposited Funds to cover costs and expenses incurred in the negotiation and consummation of the Exchange as well as other unpaid costs and expenses. Rule 419 requires that the fair value of any acquired business be equal to at least eighty percent (80%) of the maximum offering proceeds, or Seventy-Eight Thousand Five Hundred Sixty Dollars ($78,560). Lloyd believes that the fair value of Gourmet satisfies this requirement. However, Lloyd has not obtained any appraisal or other independent valuation to support such belief.

RISK FACTORS

An investment in the securities of Lloyd is highly speculative and involves extremely high risks, and potential investors should carefully review the entire Reconfirmation Prospectus and, particularly, the sections relating to "Risk Factors," "Dilution," "Use of Proceeds" and "Gourmet."

TRANSFER AGENT

Lloyd's transfer agent is StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

ESCROW AGENT

The Escrow Agent is Bernard Herold & Co., Inc., 555 Madison Avenue, New York, New York 10022, a registered broker/dealer and member of NASD, SIPC and the NYSE.

                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS RECONFIRMATION PROSPECTUS INCLUDING "INFORMATION CONCERNING GOURMET." THIS RECONFIRMATION PROSPECTUS, INCLUDING INFORMATION INCORPORATED HEREIN BY REFERENCE, CONTAINS "FORWARD-LOOKING" INFORMATION WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. SUCH FORWARD-LOOKING INFORMATION MAY BE INDICATED BY WORDS SUCH AS "WILL," "MAY BE," "EXPECTS" OR ANTICIPATES." ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, IN PART, OF THE RISK FACTORS SET FORTH BELOW. IN CONNECTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RECONFIRMATION PROSPECTUS, PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE RISK FACTORS DESCRIBED HEREIN AND SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS RECONFIRMATION PROSPECTUS.

                             RISKS RELATED TO LLOYD

1. RULE 419 GENERALLY. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before such acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, Lloyd is required to furnish investors with the prospectus produced thereby (I.E. this Reconfirmation Prospectus) containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the Rule, the investors must have no fewer than twenty (20) and no more than forty-five (45) business days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said period is to automatically receive a return of his or her investment funds. Unless investors representing eighty percent (80%) of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented. Rule 419 further provides that if the blank check company does not complete an acquisition meeting specified criteria within eighteen (18) months of the effectiveness of the initial registration statement, all of the Deposited Funds in the Rule 419 Escrow, less amounts deducted therefrom pursuant to Rule 419, must be returned to investors.

2. PROHIBITION PURSUANT TO RULE 15g-8 UNDER EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN RULE 419 ACCOUNT. Rule 15g-8 of the Exchange Act provides that it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order as contemplated by the Act, which term Lloyd believes includes an order of a court of competent jurisdiction incorporating in an order of support or judgment of divorce provisions for property distribution and/or support. However, each investor is urged to consult with his own tax and legal counsel to determine the applicability of such exemption to his particular circumstances. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (E.G. contracts for sale on a when, as, and if issued basis) are prohibited. Such rule prohibits sales of other interests based on or in the Shares, whether or not physical delivery is required.

3. RECENTLY ORGANIZED COMPANY. Lloyd was only recently organized and has no operating history. Lloyd, therefore, must be considered promotional and in its early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is nothing at this time upon which to base an assumption that Lloyd's business plan will prove successful, and there is no assurance that Lloyd will be able to operate profitably. Lloyd has limited resources and has had no revenues to date.

4. MINIMAL TIME SPENT BY MANAGEMENT. All members of the Lloyd Management are engaged full-time in other activities and, therefore, devote only a minimal amount of time (not to exceed, in the aggregate, approximately ten (10) hours per week) to Lloyd's business. It is unlikely that, prior to the Exchange, the lack of full-time management will have a materially adverse effect upon Lloyd's business. At present, Lloyd has no employees. Upon consummation of the Exchange, Lloyd's Management will be comprised of the current officers and directors of Gourmet.

5. EXPERIENCE OF MANAGEMENT. Although Management has general business experience, potential investors should be aware that Lloyd Management has limited experience in business combinations. Mr. Maxwell, however, has been involved as a principal stockholder, director and officer of publicly held corporations engaged in reverse merger activities.

6. POSSIBLE ISSUANCE OF ADDITIONAL SHARES. Lloyd's Certificate of Incorporation authorizes the issuance of thirty-five million (35,000,000) shares of common stock. Approximately ninety-four percent (94%) of Lloyd's authorized shares remain unissued. Lloyd's Board of Directors has the power to issue any or all of such additional shares without stockholder approval. Approximately four million six hundred sixty-nine thousand three hundred fifty (4,669,350) shares of Lloyd Common Stock will be issued in the Exchange. As a result, if the Exchange is completed, Lloyd will have authorized, but unissued, approximately twenty-nine million eighty hundred seventy-nine thousand two hundred fifty (29,879,250) shares of its common stock. Lloyd may choose, in the future, to issue additional shares for the purpose of raising additional capital. Lloyd stockholders, in considering the Reconfirmation Offer, should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding shares. If Lloyd issues additional shares, such issuance will reduce the proportionate ownership and voting power of its stockholders. Also, any new issuance of shares may result in a change of control of Lloyd.

7. NO UNDERWRITER OR SELECTED BROKER/DEALERS. Lloyd has not retained an underwriter or any selected broker/dealers to assist in connection with the Exchange.

8. TAX CONSIDERATIONS. As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Exchange is intended to be tax-free to Lloyd, Gourmet, and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service or appropriate state tax authorities will ultimately assent to such tax treatment of the Exchange. To the extent the Internal Revenue Service or state tax authorities ultimately prevail in recharacterizing the tax treatment, there may be adverse tax consequences to Lloyd, Gourmet and their respective stockholders. No opinion of tax counsel has been obtained.

9. CHANGE OF CONTROL. If the Exchange is consummated, the present stockholders of Lloyd will no longer have control of Lloyd. In addition, in connection with the Exchange, Lloyd's present officers and directors will resign from their positions with Lloyd. No assurance can be given as to the experience or qualifications of the persons who will replace present Lloyd Management respecting either the operation of Lloyd's activities or the operation of the business, assets or property being acquired.

10. NO DIVIDENDS. No dividends have been paid on Lloyd Common Stock to date and Lloyd does not intend to pay cash dividends. The payment of dividends after the Exchange, if any, will be contingent upon Lloyd's revenues and earnings, if any, capital requirements and general financial condition subsequent thereto. The payment of any dividends subsequent to the Exchange will be within the discretion of Lloyd's then Board of Directors. Management of Gourmet has indicated that, if the Exchange is completed, it similarly does not intend that Lloyd will pay cash dividends in the foreseeable future.

11. PENNY STOCK RULES. Under Commission Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to, or effect the purchase of a penny stock by, any person unless:

         (a) such sale or purchase is exempt from Rule 15g-9; or

         (b) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

The Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exclusions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least two million dollars ($2,000,000), if such issuer has been in continuous operation for at least three (3) years; (ii) net tangible assets of at least five million dollars ($5,000,000), if such issuer has been in continuous operation for less than three (3) years; or (iii) average revenue of at least six million dollars ($6,000,000) for the preceding three (3) years; (b) except for purposes of
Section 7(b) of the Exchange Act and Rule 419, any security that has a price of Five Dollars ($5.00) or more; and (c) a security that is authorized or approved for authorization upon notice of issuance for quotation on NASDAQ. No assurance can be given that Lloyd Common Stock will meet any of the exclusions and, as a result, it is likely that Lloyd's Common Stock will be subject to the regulations on penny stocks. Consequently, the market liquidity for Lloyd Common Stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell Lloyd Common Stock and the ability of the present stockholders of Lloyd to sell their securities in the secondary market (following termination of the Rule 419 Escrow).

12. NO ASSURANCE OF A PUBLIC MARKET. There is no current trading market for Lloyd Common Stock and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the Shares. Although Gourmet has indicated its intention that Lloyd will apply for a listing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), no assurance can be given that such application for listing will be accepted following consummation of the Exchange.

13. FAILURE TO CONSUMMATE THE EXCHANGE. Even if the requisite number of Rule 419 Investors reconfirm pursuant to this Reconfirmation Prospectus their acquisition of shares in the Original Offering, there can be no assurance that all of the other conditions precedent to the consummation of the Exchange will be satisfied and, therefore, the Exchange may not be consummated. In such case, Lloyd will not be able to identify another acquisition candidate and consummate a business combination therewith within the time frame of Rule 419.

14. RISKS ASSOCIATED WITH THE BUSINESS OF GOURMET. If the Exchange is consummated, Gourmet will become a subsidiary of Lloyd and will account for virtually all of Lloyd's assets and operations and, accordingly, Lloyd's success will be subject to those additional risks inherent in Gourmet's business operations. See "Risk Factors--Risks Related to Gourmet" and "Gourmet."

                            RISKS RELATED TO GOURMET

THE RISK FACTORS SET FORTH HEREIN WITH REGARD TO GOURMET SET FORTH VARIOUS RISKS RELATED TO THE BUSINESS OF GOURMET. BECAUSE THE ASSETS AND OPERATIONS OF GOURMET WILL ACCOUNT FOR SUBSTANTIALLY ALL THE ASSETS AND OPERATIONS OF LLOYD AFTER THE COMPLETION OF THE EXCHANGE, SUCH RISKS ALSO WILL, UPON COMPLETION OF THE EXCHANGE, BE RISKS OF LLOYD.

15. LIMITED PROFITABILITY: LIKELIHOOD OF FUTURE LOSSES. Gourmet's financial results, as restated on a PRO FORMA basis to reflect the acquisition of both Cameron's and Fun Time (the "Acquisition Transactions") for 1996 and 1997 reflect operating losses of ($1,078,763) and ($680,030) respectively. No assurance can be given that Gourmet will be able to operate on a profitable basis in the future.

16. NEED FOR ADDITIONAL FINANCING. Gourmet's planned continued expansion will likely result in requirements for funds in excess of cash flow generated from operations, and will likely require future debt or equity financing to meet its planned business requirements. Although Gourmet recently completed a private placement of its stock raising Two Million Five Hundred Thousand Dollars ($2,500,000), no assurance can be given that any such financing will be available on terms acceptable to Gourmet.

17. RECENT ACQUISITION TRANSACTIONS--UNCERTAINTY OF OPERATING EFFICIENCY. No assurance can be given that Gourmet's operations will not be adversely affected by the Acquisition Transactions and no assurance can be given that the operations of Gourmet, Cameron's and Fun Time can be successfully integrated. If Gourmet is unable to, or is delayed in, its integration of these previously separate businesses, operating ability, cash flow, profitability, and other attributes will be adversely affected.

18. COMPETITION. The market for gourmet coffee and other specialty products is large, intensely competitive, and dominated by corporations significantly larger than Gourmet. Although Gourmet's strategy is to distinguish itself and its products by focusing on "gourmet" coffee products, and Gourmet attempts to distinguish itself from competitors by increasing its involvement in the distribution process and by marketing other related products, no assurance can be given that such strategy will be successful, or that Gourmet will be able to compete with such competitors, many of whom have broader consumer identification and greater resources. Further, as Gourmet seeks to expand its geographic market area, it will encounter new competitors, all of which will likely be established in their respective markets.

19. DEPENDENCE ON SIGNIFICANT CUSTOMERS. During the years ended December 31, 1996 and 1997, sales to each of three (3) customers, Bradley Distributing, Inc., Milwaukee Biscuit and La Minita Coffee which accounted for more than ten percent (10%) of the combined sales of Gourmet, Cameron's and Fun Time. Gourmet does not believe that Bradley Distributing, Inc. will account for more than ten percent (10%) of the sales of Gourmet in 1998 due to the formation of Robert's, a captive distributor which now serves as the primary distributor of Gourmet's gourmet coffee and other specialty products in the geographic area previously served by Bradley Distributing, Inc.

20. CLAIM BY PRIOR DISTRIBUTOR. In December 1997, Bradley Distributing, Inc. filed suit against Cameron's in the United States District Court for the District of Minnesota based on various claims including breach of contract and a claim that Bradley was a franchisee of Cameron's and that its franchise was wrongfully terminated. Prior to October 1997, Bradley was a distributor of Cameron's products but such distributorship was terminated effective October 15, 1997. Bradley was also a distributor of Gourmet's products and its distributorship of Gourmet's products was similarly terminated. However, no litigation has been commenced against Gourmet by Bradley. See footnote 8 to the financial statements of Cameron's.

21. NO LONG-TERM CONTRACTS WITH CUSTOMERS. Consistent with industry practice, Gourmet does not operate under long-term written contracts with any of its customers. Gourmet's business could be materially adversely affected by the loss of any significant customers.

22. DISTRIBUTOR RELATIONSHIPS. Gourmet primarily relies on independent distributors to distribute its products to grocers. Consistent with industry practice, Gourmet does not have long-term contracts with such distributors. If one or more distributors ceases to distribute Gourmet's products, there would likely be a significant decrease in the number of supermarkets and other retail outlets to which Gourmet's products are sold, which would result in a corresponding decrease in sales to consumers.

23. RELIANCE ON A SINGLE PRODUCT. Even if Gourmet is successful in increasing the range and number of products which its distributes, Gourmet, particularly in the short-term, will remain primarily dependent upon it's ability to produce and market its coffee products. As a result, Gourmet will be largely dependent upon a single category of products for its success. Further, even if Gourmet is successful in expanding its market for other products, Gourmet will, nonetheless, remain dependent upon the broader category of retail food distribution. Any significant event that adversely affects coffee consumption in general, or gourmet coffee consumption in particular, such as cost, change in taste, or health concerns about coffee, would adversely affect Gourmet's operating results.

24. AVAILABILITY OF SHELF/DISPLAY SPACE. Central to Gourmet's operations and plan of operations is increasing the availability of its coffee and other products in grocery stores. Such availability is affected by access to limited shelf space. Food retailers typically seek concessions, allowances or other discounts from food manufacturers and suppliers, such as Gourmet and its distributors, in return for access to shelf space. Such costs, typically consisting of displays, samples, "start-up" inventory, and similar items have been, and are expected to be, a significant use of Gourmet's funds from operations. An inability to obtain such shelf/display space and/or significant increases in the cost of obtaining shelf/display space could adversely affect Gourmet's business.

25. MARKET ACCEPTANCE. Consumer preferences for coffees and other products distributed and proposed to be distributed by Gourmet are continually changing and are extremely difficult to predict. The ability of Gourmet to successfully market its products will depend upon consumer acceptance. No assurance can be given that Gourmet's products will achieve or maintain a significant degree of market acceptance.

26. DEPENDENCE ON AVAILABILITY AND COST OF COFFEE BEANS. Gourmet is largely dependent upon independent brokers to supply coffee beans, its primary raw material. Coffee trades on a negotiated basis with the price subject to fluctuation depending upon the supply and demand at the time of purchase. Any increase in the prices of coffee, or interruption in Gourmet's supply of coffee beans, could have a significant adverse effect upon Gourmet's profitability. In the past, when coffee bean prices have increased, Gourmet has been able to maintain its gross margins by increasing the prices it charges to customers, however, no assurance can be given that Gourmet will be able to do so in the future without significant declines in sales volume. Although Gourmet has followed, and intends to follow, a strategy of varying the length of coffee bean purchase agreements and purchasing coffee futures contracts, to hedge against such increases, no assurance can be given that Gourmet will be successful in its strategy. Further, such strategies involve costs to Gourmet, which costs may become significant.

27. VOTING CONTROL. Gourmet's executive officers and directors will own a majority of the shares of Lloyd Common Stock upon the consummation of the Exchange. Accordingly, Gourmet's management will continue to be able to exercise substantial control over the election of directors and over the operations of Lloyd. This concentration of ownership could also have the effect of delaying, deferring or preventing a change in control of Lloyd.

28. DEPENDENCE UPON AND NEED FOR KEY PERSONNEL AND OTHER EMPLOYEES. Gourmet's future success is dependent, in significant part, upon the abilities of Robert Paschke, James Cameron, James Farrell, Jay Klovstad and Leonard Unruh. The inability of such persons to perform their duties or the inability of Gourmet to attract and retain other highly qualified personnel, when needed, would likely have a material adverse affect upon Gourmet's business and operations. Gourmet does not maintain, nor does it contemplate obtaining, "key man" life insurance with respect to any such employees. The employment of all personnel of Gourmet, including such employees, is on an "at-will" basis.

29. FINANCIAL STATEMENTS. The financial statements of Gourmet, Cameron's and Fun Time, set forth elsewhere in this Reconfirmation Prospectus, do not reflect the recent completion of the Acquisition Transactions (except that the operations of Fun Time for the last two weeks of 1997--I.E. after completion of the acquisition of Fun Time--are included). Although PRO FORMA financial statements of Gourmet reflecting the Acquisition Transactions are included as of and for the year ended December 31, 1997, such PRO FORMA financial statements are merely a mathematical combination of the separate operations of each of Gourmet, Cameron's and Fun Time. No assurance can be given that Gourmet, conducting the operations of all three companies on a combined basis, will be able to perform as successfully as the three companies operating separately. Further, no assurance can be given that the hoped-for business efficiencies and increased marketing capability will, in fact, occur.

30. PROTECTION OF TRADEMARKS AND COPYRIGHTS. Gourmet has trademarked both the "Gourmet Regency" and "Cameron's" names. No assurance can be given that such trademarks are, in fact, of value; that such trademarks do not, or will not, infringe the proprietary rights of other companies; that such trademarks would be upheld if challenged; or that Gourmet will not be prevented from using such trademarks, any of which could have an adverse affect upon Gourmet. In addition there can be no assurance that Gourmet would have the financial resources to enforce or defend its trademarks if challenged or used by others.

31. GOVERNMENT REGULATION. The packaged food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation, labeling and marketing of food products. If such standards are modified in the future, Gourmet would likely incur significant costs in order to comply with the new packaging requirements.

32. PRODUCT LIABILITY CLAIMS. As a manufacturer and marketer of food products, Gourmet may be subject to various product liability claims. While no such claims, to date, have been made against Gourmet and while Gourmet maintains product liability insurance, there can be no assurance that such insurance would be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to Gourmet. Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on the financial condition and results of operation of Gourmet.

33. OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. Gourmet is authorized to issue up to seven hundred fifty thousand (750,000) options to purchase shares of Gourmet Common Stock under its Employee Incentive Stock Option Plan. As of the date of this Reconfirmation Prospectus, options, exercisable at between $.6668 and $2.00 per share, to purchase seven hundred forty-four thousand nine hundred and forty-eight (744,948) shares of Gourmet Common Stock are outstanding. Additionally, Gourmet has issued a warrant entitling the holder thereof to purchase up to thirty-seven thousand five hundred (37,500) shares of Gourmet Common Stock. Such warrant holders have limited "piggyback" rights. Gourmet also has issued nonqualified stock options to purchase up to four hundred forty-seven thousand five hundred (447,500) shares of Gourmet Common Stock exercisable at between Two Dollars ($2.00) and Four Dollars ($4.00) per share. All such options and warrants will be converted, pursuant to the terms of the Exchange, to the right to acquire shares of Lloyd Common Stock on substantially the same basis. The price which Lloyd may receive upon exercise of such options and warrants, and upon conversion of such obligation, may be less than the value of Lloyd Common Stock at the time such options and warrants are exercised or such obligation is converted. So long as such options and warrants remain outstanding and such obligation remains convertible, the terms under which Lloyd could obtain additional equity capital may be adversely effected. To the extent that any such options or warrants are exercised, or such obligation is converted, the interests of Lloyd stockholders may be diluted.

           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSITED FUNDS AND DEPOSITED SECURITIES

Pursuant to Rule 419, the Deposited Funds, after delivery to Lloyd of the Permitted Deductions (equal to ten percent (10%) of the proceeds), and the Deposited Securities have been deposited into and are held in the Rule 419 Escrow, which escrow is governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Lloyd only after Lloyd has satisfied certain criteria as follows:

(1) PRESCRIBED ACQUISITION CRITERIA. Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Lloyd must execute an agreement to acquire an acquisition candidate(s) meeting specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business(es) represents at least eighty percent (80%) of the maximum offering proceeds, excluding underwriting commissions and dealer allowances payable to non-affiliates and amounts permitted to be delivered to Lloyd. Lloyd believes the Exchange Agreement satisfies such conditions. Consequently, for purposes of this Offering, the fair value of the business(es) or assets to be acquired must be at least eighty percent (80%) of Ninety-Eight Thousand and Two Hundred Dollars ($98,200), or Seventy-Eight Thousand Five Hundred and Sixty Dollars ($78,560), which condition Lloyd believes will be satisfied upon consummation of the Exchange. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of Rule 419 Investors representing eighty percent (80%) of the maximum offering proceeds must elect to reconfirm their investment. See "Lloyd's Selected Financial Data," "Gourmet's Selected Financial Data" and "Gourmet."

(2) POST-EFFECTIVE AMENDMENT. Once the agreement governing a business combination meeting the above criteria has been executed, Rule 419 requires Lloyd to update the registration statement with a post-effective amendment. Therefore, following the execution of the Exchange Agreement, Lloyd filed such a post-effective amendment of which this Reconfirmation Prospectus is a part. The post-effective amendment contains information about the business to be acquired including audited financial statements as required by the Act or the rules and regulations promulgated thereunder, the results of the original offering, and the use of the funds disbursed from the Rule 419 Escrow. See "Use of Proceeds" and "Information Concerning Gourmet."

(3) RECONFIRMATION OFFER. The Reconfirmation Offer will commence within five (5) business days after the date of this Reconfirmation Prospectus. Pursuant to Rule 419, the terms of the Reconfirmation Offer include the following conditions:

         (a) A copy of this Reconfirmation Prospectus will be sent to each Rule 419 Investor within five (5) business days of the effective date of the registration statement of which this Reconfirmation Prospectus is a part.

         (b) Each investor will have no fewer than twenty (20) and no more than forty-five (45) business days from the date of this Reconfirmation Prospectus to notify Lloyd in writing by delivery of the Letter of Transmittal and Reconfirmation that the investor elects to remain an investor.

         (c) If Lloyd does not receive written notification from any investor within forty-five (45) business days following the date of this Reconfirmation Prospectus, the portion of the Deposited Funds (plus any interest earned thereon less the Permitted Deductions) held in the Rule 419 Escrow on such investor's behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means.

         (d) The Exchange may be consummated only if a minimum number of Rule 419 Investors, representing eighty percent (80%) of the maximum offering proceeds of the original offering, elect to reconfirm their investment.

         (e) If a business combination is not consummated, in any event, by May 11, 1998, the Deposited Funds (plus any interest earned thereon less the Permitted Deductions) held in the Rule 419 Escrow shall be returned to all investors on a pro-rata basis within five (5) business days by first class mail or other equally prompt means and the Deposited Securities will be returned to Lloyd.

(4) RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS. The Deposited Funds and Deposited Securities may be released to Lloyd and the Rule 419 Investors, respectively, after:

         (a) The Escrow Agent has received a signed representation from Lloyd or other evidence acceptable by the Escrow Agent that:

                  (i) Lloyd has executed an agreement for a business combination for which the fair market value of the business represents at least eighty percent (80%) of the maximum offering proceeds and has filed the required post-effective amendment;

                  (ii) the post-effective amendment has been declared effective, the mandated Reconfirmation Offer having the conditions prescribed by Rule 419 has been completed and Lloyd has satisfied all of the prescribed conditions of the Reconfirmation Offer; and

         (b) A business combination with an acquired business having a fair value of at least eighty percent (80%) of the maximum proceeds from this offering has been or is being consummated. See "Lloyd's Plan of Operation" and "Gourmet."

                                      LLOYD

Lloyd is a Delaware corporation incorporated on February 28, 1995. Lloyd was organized for the purpose of acquiring or merging with (collectively, a "Business Combination") an unspecified operating business entity. Lloyd, since its incorporation, has not been engaged in any business activities other than those described herein.

Lloyd's office is located at c/o Sierchio & Albert, P.C., 41 East 57th Street, 39th Floor, New York, New York 10022.

                                 USE OF PROCEEDS

In the event that a sufficient number of Rule 419 Investors reconfirm their investment, Lloyd will receive the balance of the Deposited Funds upon consummation of the Exchange. The Deposited Funds will remain in the Rule 419 Escrow Account maintained by the Escrow Agent until the consummation of the Exchange.

Lloyd intends to retain Twenty-Five Thousand Dollars ($25,000) of the Deposited Funds for working capital, and to apply the balance of the net proceeds from the offering to cover costs and expenses incurred in consummating the Exchange, including selecting and evaluating Gourmet and structuring and consummating an Exchange. Rule 419 requires that the fair value of any acquired business be equal to at least eighty percent (80%) of the maximum offering proceeds. Lloyd believes the fair value of Gourmet satisfies this requirement.

                             LLOYD'S CAPITALIZATION

The following table sets forth the capitalization of Lloyd as of the date of December 31, 1997 and as adjusted to reflect the Exchange. See "Description of Lloyd Securities."

                                                     BEFORE THE EXCHANGE   AFTER THE EXCHANGE(1)
                                                     -------------------   ---------------------
Long-Term Debt
     Long-Term Debt ...........................                  --           $      255,794
     Lease Obligations ........................                  --                     --
                                                       --------------         --------------
Total Long-Term Debt ..........................                  --           $      255,794
                                                       --------------         --------------

Commitments and Contingencies(2)

Stockholders Equity
     Common Stock, $.001 par value, 35,000,000
     shares authorized; issued and outstanding:
         451,400 shares .......................        $          451
         5,120,750 shares, as adjusted ........                               $       51,208



     Additional Paid-in-Capital ...............        $      130,249         $    5,785,130
     Retained Earnings (Deficit) ..............        $      (68,407)        $   (2,105,662)
                                                       --------------         --------------
Total Stockholders' Equity (Deficit) ..........        $       62,293         $    3,730,676
                                                       --------------         --------------
Total Capitalization ..........................        $       62,293         $    3,986,470
                                                       ==============         ==============

----------------------
(1) Restated, on a PRO FORMA basis, to reflect the recent acquisition by Gourmet of Cameron's and Fun Time and restated to reflect the completion since such date, by Gourmet, of a private placement raising Two Million Five Hundred Thousand Dollars ($2,500,000).

(2) See footnotes 11 and 13 to the financial statements of Gourmet and footnote 8 to the financial statements of Cameron's, for the year ended September 30, 1997, both of which are included herein.

                          MARKET FOR LLOYD COMMON STOCK

Prior to the date hereof, there has been no trading market for Lloyd Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop (whether prior to or after the effectiveness of the Post-Effective Amendment to Registration Statement of which this Reconfirmation Prospectus is a part) while the Deposited Securities remain in the Rule 419 Escrow. The Deposited Securities under this offering will remain in the Rule 419 Escrow until, among other things, Lloyd's consummation of a business combination pursuant to the requirements of Rule 419. The Exchange, if completed, will satisfy this requirement. There can be no assurance that a trading market will develop upon the consummation of the Exchange and the subsequent release of the Deposited Securities from the Rule 419 Escrow.

                                    DILUTION

If the Exchange is consummated, Lloyd's stockholders will own four hundred fifty-one thousand four hundred (451,400) shares of Lloyd Common Stock following the consummation of the Exchange (assuming that all of Lloyd's Rule 419 Investors accept the transaction) or approximately eight and 82/100 percent (8.82%) of the then issued and outstanding Lloyd Common Stock. The net tangible book value of such shares, as of December 31, 1997 and, prior to any adjustment to reflect completion of the Exchange, was an aggregate of Sixty-Two Thousand Two Hundred Ninety-Three Dollars ($62,293) or Fourteen Cents ($.14) per share. Assuming the completion of the Exchange, and assuming the completion of the Acquisition Transactions as reflected in the PRO FORMA financial statements of Gourmet as of December 31, 1997, and restated to reflect the completion, since such date, by Gourmet, of a private placement raising Two Million Five Hundred Thousand Dollars ($2,500,000), but assuming no other changes in such net tangible book value since such date, the net tangible book value per share of the Lloyd Common Stock then outstanding would be Thirty-Six Cents ($.36) per share, an increase of Twenty-Four Cents ($.24) per share.

                         LLOYD'S SELECTED FINANCIAL DATA

Lloyd has a limited history of operations and has not generated any operating revenues. The following table sets forth, for the periods and the dates indicated, selected financial data for Lloyd. The selected financial data should be read in conjunction with the Financial Statements and notes thereto of Lloyd contained elsewhere in this Reconfirmation Prospectus.

                                                                YEARS ENDED:
                                            ---------------------------------------------------
                                               DECEMBER 31, 1997           DECEMBER 31, 1996
         -------------------------------    -----------------------     -----------------------
         INCOME STATEMENT DATA:
         Net revenues                                     --                     --
         Net loss                                   ($29,410)                   ($12,353)
         Net loss per share                            ($.01)                      ($.01)


                                                    AS OF:
                                               DECEMBER 31, 1997
                                            -----------------------
         BALANCE SHEET DATA:
         Working capital(1)                          $62,293
         Total assets(1)                             $99,317
         Long-term debt                                   -0-
         Stockholders' equity (deficit)              $62,293


------------------------
(1) Virtually all of Lloyd's assets are restricted pursuant to the Rule 419 Escrow. See "Investors' Rights and Substantive Protection Under Rule 419."

                            LLOYD'S PLAN OF OPERATION

Lloyd was organized for the purpose of acquiring or merging with an operating business entity. Lloyd has no history of operations and has not generated any operating revenues.

Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

Lloyd's cash position decreased during the year ended December 31, 1997, as compared to the year ended December 31, 1996, as a result of the payment of expenses incurred in connection with the original offering of its securities. The balance of Lloyd's cash is being held in escrow pending consummation of a business combination satisfying the criteria of Rule 419.

PLAN OF REORGANIZATION AND EXCHANGE OFFER

During November of 1997, Mr. Paschke, President of Gourmet and Mr. Maxwell, President of Lloyd, began to negotiate a possible transaction between Lloyd and Gourmet. These discussions and negotiations resulted in execution of the Exchange Agreement dated as of February 27, 1998, which was approved and ratified by Gourmet's Board of Directors and Lloyd's Board of Directors on that date.

The Exchange Agreement sets forth an offer by Lloyd to acquire from the stockholders of Gourmet all of the outstanding capital stock of Gourmet. The transaction contemplated by the Exchange Agreement is conditioned upon, among other things, the acceptance of the transaction by holders of at least eighty percent (80%) of the shares owned by the Rule 419 Investors.

The result of the Exchange will be that the holders of the shares of Gourmet Common Stock immediately prior to the consummation of the Exchange will own ninety-one and 18/100 percent (91.18%) of Lloyd Common Stock, and the Lloyd Stockholders, including the Rule 419 Investors, will own eight and 82/100 percent (8.82%) of Lloyd Common Stock, after the Exchange. It is expected that the directors and officers of Gourmet will continue to be the directors and officers of Gourmet, and will become the directors and officers of Lloyd after the Exchange. See "Information Concerning Gourmet."

Of the shares owned by the Rule 419 Investors, approximately thirty-two percent (32%) are owned by directors or officers of Lloyd, all of whom have indicated an intention to confirm their respective investments. Consummation of the Exchange is not subject to any governmental approvals.

CERTAIN INCOME TAX CONSEQUENCES

The Exchange is intended to qualify as a "tax-free reorganization" for purposes of the Internal Revenue Code so that stockholders of Lloyd not recognize gain or loss from the Exchange pursuant to the Internal Revenue Code. In addition, the transaction is not expected to result in the recognition of gain or loss to either Gourmet or Lloyd in the respective jurisdictions where each of them is subject to taxation. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND GOURMET AND LLOYD'S STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE TO THEM. No opinion of tax counsel has been requested.

FEES AND EXPENSES

Pursuant to the terms of the Exchange, Gourmet and Lloyd are to bear their own respective costs and expenses incurred in connection with the Exchange.

APPROVAL BY THE BOARD OF DIRECTORS AND STOCKHOLDERS OF LLOYD

The Board of Directors of Lloyd approved the Exchange Agreement by unanimous written consent dated February 27, 1998. Lloyd's Board of Directors believes that the Exchange is in the best interest of Lloyd's stockholders.

                     GOURMET SELECTED FINANCIAL INFORMATION

The following table sets forth selected PRO FORMA financial information regarding Gourmet as of December 31, 1997 and for the two (2) years then ended. Such information has been restated to include, on a PRO FORMA basis (i) the assets, liabilities and results of operations of Cameron's and (ii) the assets, liabilities and results of operations of Fun Time. Such PRO FORMA financial information is based upon (i) the financial statements of Gourmet as of and for the years ended December 31, 1996 and 1997; (ii) the financial statements of Fun Time as of and for the years ended December 31, 1996 and 1997 (which are not included herein); and (iii) the financial statements of Cameron's as of and for the years ended September 30, 1996 and 1997 (except that balance sheet information as to Cameron's, is based upon Cameron's unaudited balance sheet as of December 31, 1997). Gourmet believes that transactions between the three (3) companies are nominal and such transactions have not been eliminated. Such information has been restated to reflect the recent completion, since such date, by Gourmet, of a private placement raising Two Million Five Hundred Thousand Dollars ($2,500,000).

                                                               YEARS ENDED:
                                          ------------------------------------------------------
                                               DECEMBER 31, 1997            DECEMBER 31, 1996
                                          -------------------------     ------------------------
    PRO FORMA INCOME STATEMENT DATA:
    Sales                                         $8,239,524                   $7,927,307
    Cost of sales                                  6,101,907                    5,875,258
                                          -------------------------     ------------------------
    Gross profit                                   2,137,617                    2,052,049



    Operating expenses                             2,597,306                    2,885,982
                                          -------------------------     ------------------------
    Income (loss) from operations                  (459,689)                    (833,933)
    Other income (expense)                         (221,616)                    (245,534)
                                          -------------------------     ------------------------
    Net loss                                      ($681,305)                 ($1,079,467)
                                          =========================     ========================

                                                    AS OF:
                                              DECEMBER 31, 1997
                                          -------------------------
    PRO FORMA BALANCE SHEET DATA
    Working capital (deficiency)                   $839,773
    Total assets                                 $6,773,160
    Long-term debt                                  255,794
    Stockholders' equity (deficit)               $3,730,676


GOURMET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         RESULTS OF OPERATIONS

         NET REVENUES. Gourmet's net revenues increased by approximately $284,729, or 3.59%, from $7,927,307 in 1996 to $8,212,036 in 1997.

         GROSS MARGIN. Gourmet's gross profit margin increased by $85,568, or 4.2%, from $2,052,049 in 1996 to $4,137,617 in 1997. As a percentage of net revenues, this represents an increase of less than one-half of one percentage point from 25.89% in 1996 to 26.03% in 1997.

         OPERATING EXPENSES. Gourmet's operating expenses decreased by $288,676, or 10%, from $2,885,982 in 1996 to $2,597,306 in 1997. As a percentage of net revenues, this represents a decrease of 4.78 percentage points from 36.41% in 1996 to 31.63% in 1997.

         NET OPERATING INCOME. Gourmet's net operating loss decreased by $374,244, or 44.88%, from $833,933 in 1996 to $459,689 in 1997. As a percentage of net revenues, this represented a decrease of 4.9 percentage points from 10.52% in 1996 to 5.6% in 1997.

         NET INCOME AND EARNINGS PER SHARE.

         [TO BE INSERTED]

FINANCIAL CONDITION

         [TO BE INSERTED]


                                     GOURMET

AS DISCUSSED BELOW, GOURMET RECENTLY ACQUIRED CAMERON'S, A PREVIOUSLY INDEPENDENT COMPANY WHICH WAS ENGAGED IN A BUSINESS SIMILAR TO GOURMET'S. ADDITIONALLY, GOURMET RECENTLY ACQUIRED FUN TIME, A WISCONSIN BASED DISTRIBUTOR OF COFFEE AND OTHER PRODUCTS. EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES,

REFERENCES IN THIS SECTION TO "GOURMET" INCLUDE THE OPERATIONS OF CAMERON'S AND FUN TIME.

GENERAL, HISTORY AND ACQUISITIONS

Gourmet is an integrated roaster, wholesaler and distributor of high quality gourmet coffee and other specialty products. Gourmet was founded to roast, market and distribute gourmet coffee to supermarkets and other retail outlets. Gourmet has over twelve hundred (1,200) accounts to which it sells Gourmet brand and Cameron's brand coffee and other specialty products. Gourmet custom batch roasts over twenty (20) different types of high quality coffee beans to make approximately ninety (90) different varieties of gourmet coffees. Custom batch roasting, which is slow and not necessarily the most cost-effective process, is the key to the distinctive flavor of Gourmet coffee and is unique among coffee roasters. The coffee is then air-cooled, another unique process, before it is packaged.

Gourmet uses a network of independent distributors to assist in the distribution of its coffee and other specialty products. These independent distributors deliver and stock Gourmet's and Cameron's coffee and other specialty products in many of the supermarkets or other retail outlets that they are already serving with other products. These independent distributors also keep the shelves neat and orderly at each of the retail outlets which greatly enhances product presentation. Gourmet believes that the use of these independent distributors is a significant reason why the volume of its coffee being distributed has increased significantly and why it has received additional shelf space for its other products. In addition to such independent distributors, Gourmet recently acquired Fun Time, a Wisconsin-based distributor of coffee and other products. Additionally, Gourmet and Cameron's, prior to the acquisition of Cameron's by Gourmet, had formed, and are co-owners of, Robert's Wholesale Foods, LLC ("Robert's") to market Gourmet Regency-brand and Cameron's-brand coffee as well as other specialty products in the Twin Cities metropolitan area.

The geographic areas in which Gourmet and Cameron's have historically distributed their coffee overlap one another significantly and many retail outlets distribute both Gourmet and Cameron's brand coffees. Gourmet believes that significant economies of scale will be effected by common ownership and common distribution of Gourmet's and Cameron's products. Additionally, Gourmet believes it can successfully consolidate Gourmet's and Cameron's production facilities and thereby realize significant cost savings in production while continuing to maintain the identity of the coffees produced by each.

More recently, Gourmet has expanded, and intends to continue to expand, the number of products distributed through its independent distributor network by the introduction, and intended introduction, of products such as single-serve teas, cocoas, cappuccinos, homemade jams and jellies, wild rice and specialty barbecue sauces. The distribution of these and other specialty products is intended to accelerate the growth of Gourmet and to solidify its market share.

Gourmet recently completed a private placement of Gourmet Common Stock, raising gross proceeds of Two Million Five Hundred Thousand Dollars ($2,500,000), which proceeds it intends to use to expand its operations to include additional independent distributors to distribute Gourmet Regency-brand and Cameron's-brand coffee and other specialty products. Gourmet has identified, and intends to market its coffee and other specialty products to, sixty (60) independent distributors currently servicing over six thousand (6,000) supermarkets and other retail outlets in fifteen (15) states.

Gourmet was incorporated under the laws of the state of Minnesota on November 9, 1993 and its offices are located at 5500 Cottonwood Lane, Suite 108, Prior Lake, Minnesota 55372. Gourmet's telephone number is (612) 226-4100 and its facsimile number is (612) 226-4106. Cameron's, which upon recent completion of the Acquisition Transactions, became a wholly-owned subsidiary of Gourmet, was incorporated under the laws of the state of Wisconsin on March 29, 1985. Robert's Fun Time Foods, Inc. ("Fun Time"), a wholly-owned subsidiary of Gourmet, was incorporated on November 17, 1997 under the laws of the state of Minnesota and, in December 1997, acquired the business and assets of Fun Time Foods, Inc., a Wisconsin-based distributor. References herein to "Fun Time" include both the recently formed subsidiary and Fun Time Foods, Inc.

INDUSTRY OVERVIEW

The gourmet coffee industry, a large and growing category of the overall coffee market, is highly fragmented and is characterized by local and regional competition. The United States coffee market consists of three (3) distinct product categories: (i) commercial ground roast, mass-merchandised coffee, which includes such brands as FOLGER'S and MAXWELL HOUSE; (ii) premium coffees, which are slightly higher quality coffees recently introduced into the marketplace by the national roasters; and (iii) gourmet coffees, typically defined as super-premium, specialty coffees, which are generally roasted and distributed by locally- or regionally-based roasters, wholesalers and distributors, such as Gourmet. Gourmet coffees are made only from the highest quality coffee beans and are found in supermarkets, gourmet food stores and specialty coffee shops. Gourmet coffees exclusively use Arabica beans grown in Colombia, Kenya, Indonesia, Mexico, Costa Rica, Guatemala and other Central American, South American and African countries. As a result of their richer and milder taste, lower acidity and lower caffeine content, Arabica beans are considered to be superior to the Robusta beans typically used in commercial ground roast coffee.

Currently, coffee is the second most popular beverage consumed in the United States. In fact, more than one-half of the people in the United States drink coffee. Market research shows that consumers purchase, at retail, approximately $8 billion of coffee per year with the sales of gourmet coffee for home consumption estimated to be approximately $1.5 billion. It is projected that sales of gourmet coffee for home consumption will reach approximately $4 billion per year by the turn of the century with the vast majority being purchased at supermarkets.

Gourmet believes that several factors are leading to the increase in demand for gourmet coffee. As the United States population ages and moves into more affluent income brackets, it has spawned an increasing demand for all premium food products, including gourmet coffee. Gourmet coffee is seen by many as an "affordable luxury," where the differential in price from the commercial brands is small compared to the improvement in product quality and taste. The increasing availability of gourmet coffee has led to greater awareness of its attributes and has accelerated this trend. In addition, the advent and improvement of the automatic drip coffee makers, the increased freshness of the product due to improvements in packaging techniques such as the one-way valve bag and the brick pack, and improved methods of decaffeination have dramatically increased the shelf life of gourmet coffees and increased their ease of preparation in the home.

Gourmet believes that supermarkets will continue to be the leading distribution channel for gourmet coffee purchases. The evolution of the supermarket as the primary distribution channel for gourmet coffee has occurred, in part, because of the high profit margins the product can offer to the supermarket operator as compared to the average grocery item as well as the growing demand for gourmet coffee in the United States. Supermarket sales have continued to move from whole bean sales to packaged products which have significantly higher gross margin than do whole bean coffees. In addition to the high profit margins of gourmet coffee, Gourmet believes that supermarket operators are drawn to the upscale image associated with selling gourmet coffee as well as the minimal service requirements on their part. Although there has also been a significant growth in distribution of gourmet coffees through coffee shops and other specifically-targeted outlets, such as Starbucks and Caribou, Gourmet currently believes that the market for such coffee shops is approaching full penetration and Gourmet does not intend to directly market its coffees to such coffee shops. Gourmet believes that consumer demand for gourmet coffee will continue to grow and gain market share from commodity coffee because gourmet coffee is a higher quality product than commodity ground roast coffee and gourmet coffee is an affordable luxury.

BUSINESS STRATEGY

Gourmet's business strategy is to capitalize on its position as a leading roaster, wholesaler and distributor of gourmet coffee in Minnesota and Wisconsin by maintaining a consistently high quality product; by increasing its penetration in both the wholesale and retail channels of distribution; by further developing its brand franchise and consumer loyalty; and by pursuing selective acquisitions to enhance its growth prospects.

                  HIGH QUALITY PRODUCTS. Gourmet believes that the growth in sales of gourmet coffee has its foundation in the consumer's awareness of, and appreciation for, high quality products. In order to maintain consistently high quality products for its customers, Gourmet roasts, packages and markets its own gourmet coffee. Gourmet purchases only the highest quality whole green Arabica coffee beans from producing countries in Central and South America, Africa and Asia for use in its various blends. Quality control professionals oversee all purchases, which are judged on taste and quality. Gourmet combines its purchasing of high-quality coffee beans with stringent roasting standards and quality testing.

                  BRAND RECOGNITION. Gourmet believes its products have strong brand name recognition and believes that consumers recognize its products for quality, freshness, variety and value. Gourmet's primary brands are Gourmet Regency and Cameron's. Gourmet is also considering developing a private label program. Gourmet expects to capitalize on its brand franchise to increase customer loyalty, gain greater shelf space in supermarkets and capture a larger market share both at the wholesale and retail levels.

                  EXTENSIVE LINE OF COFFEES. Gourmet also differentiates itself in the marketplace by offering a wide and varied line of products with particular emphasis on flavored coffees. Gourmet believes that it markets one of the broadest product lines in the gourmet coffee industry.

Gourmet believes that the gourmet coffee category remains highly fragmented with competition occurring primarily on a local or regional basis. Gourmet intends to continue to capitalize on this fragmentation by making strategic acquisitions of wholesale and retail coffee companies to improve its market position and to enhance its growth.

PRODUCTS

         MANUFACTURING. Gourmet produces both Gourmet Regency-brand and Cameron's-brand coffee by roasting over twenty (20) varieties of high-quality Arabica beans to produce over ninety (90) types of coffees. A list of Gourmet's coffee products is available on the Internet at www.regencycoffee.com. Gourmet purchases only premium-grade coffee through its long-standing relationships with brokers and importers and then only from certain regions and growers known to produce quality coffee beans. This helps Gourmet ensure that only the highest quality coffee is produced.

After purchasing their premium-grade coffee, Gourmet slow-roasts the coffee beans under strict quality control. As is noted earlier, the custom batch roasting process is slow and not necessarily the most cost-effective process. However, it is necessary to maintain the quality and distinctive flavor of the gourmet coffee. The custom batch roasting is done by the master roasters who have over thirty years of combined experience in roasting coffee. During the roasting process, the master roasters constantly monitor the coffee beans to ensure proper roasting. After the beans have been properly roasted, the beans are then air-cooled. It is anticipated that the roasting operations related to both the Gourmet and Cameron's brands of coffee will be combined in Hayward, Wisconsin.

Traditional coffee roasters generally cool the coffee beans with water. This is done so as to replace a portion of the weight of the coffee bean that is lost during the roasting process as well as to quicken the manufacturing process. However, Gourmet believes that this process produces an inferior-tasting coffee. Therefore, although slow-roasting is not the most cost-effective method, it is the only way to fully develop the optimum flavor and aroma of the coffee bean. The methods used by Gourmet (and which have been used by both Gourmet and Cameron's) produce a "True Gourmet" coffee as defined by the Specialty Coffee Association of America (a nonprofit trade organization for the coffee industry).

Products distributed by Fun Time and Robert's, other than coffee, are not produced by Gourmet or Cameron's, but are purchased from unaffiliated manufacturers for distribution.

         COST AND SUPPLY OF COFFEE. Gourmet utilizes a combination of outside brokers and direct relationships with estates for its supply of green coffee, with the outside brokers providing the larger amount. Gourmet believes that the recent acquisition of Cameron's, in addition to roasting and marketing efficiencies, will also allow it to increase its ability to purchase coffee on a direct container basis from origin country federations which, Gourmet believes, will yield significant costs savings.

Coffee is the world's second largest traded commodity, and supply and price can be volatile. Although most coffee trades in the commodity market, coffee of the quality level sought by Gourmet tends to trade on a negotiated basis. The supply and price can be affected by multiple factors, such as weather, politics and economics in the producing countries, many of which are lesser developed nations. In the past, certain countries have attempted to impose quotas on the export of green coffee so as to maintain the commodity prices of green coffees. The refusal of certain countries to participate in such a quota system has generally resulted in such attempts being unsuccessful. Gourmet is unable to predict whether any future attempts will be made to control world coffee prices. Previously, when green coffee prices have increased, Gourmet has been able to maintain its gross margins by passing along price increases to customers. However, there can be no assurance that Gourmet will be able to do so in the future.

The majority of Gourmet's green coffee supply is contracted for future delivery, generally between four (4) and eight (8) months forward, to ensure both an adequate supply and a reduced price risk. Green coffee is a large market with well established brokers and importers through which Gourmet manages its requirements. Gourmet believes that this is the best way to provide its customers with a fair price for its coffee. There can be a significant risk in fixing prices further in the future since the true available supply of green coffee from around the world is not known. In addition to forward purchases, Gourmet keeps physical inventory in its roasting facility representing anywhere from six (6) to twelve (12) weeks of supply requirements.

DISTRIBUTION

         INDEPENDENT DISTRIBUTORS. Gourmet primarily distributes its coffee and other specialty products through a network of more than eighty independent distributors located in over fifteen states. Gourmet believes that, except for the high quality of its coffee, it is this type of direct store delivery system that is the most important ingredient to its success. The use of the independent distributors creates benefits both for the independent distributors and Gourmet for a variety of reasons:

         First, this distribution network is currently in place and, therefore, will not require any immediate capital expenditures by Gourmet.

         Second, the independent distributors are already visiting the supermarkets and other retail outlets on a regular basis. Therefore, the independent distributors enjoy excellent long-term relationships with the owners and managers of the supermarkets and other retail outlets.

         Third, independent distributors benefit by adding Gourmet Regency-brand and Cameron's-brand coffee and Gourmet's other products to the mix of products they distribute since they can generate significant additional profits without incurring significant additional costs. Because the distributors are already visiting the supermarkets and other retail outlets on a regular basis and are already incurring the costs associated with such visits, these additional profits are also an incentive for the independent distributors to place Gourmet's coffee and other products in each of the supermarkets and other retail outlets that they serve. Gourmet believes its products compete favorably in securing and maintaining such distributors' interests for several reasons: coffee is a widely purchased product, with a significant portion of supermarket shelf space dedicated to it; Gourmet Regency-brand and Cameron's-brand coffees both are well accepted by consumers; both provide significant profit to such distributors; and both perform significant marketing efforts related to such products.

         Fourth, because Gourmet is constantly promoting each coffee and other specialty products to potential new supermarkets and other retail outlets each new supermarket and other retail outlet must then be serviced by an independent distributor. Such distributor then has the opportunity to develop a relationship with the new supermarket or other retail outlet and the opportunity to distribute additional products to the supermarket or other retail outlet.

         CAPTIVE DISTRIBUTORS. In addition to its independent network of distributors, Gourmet distributes its products through two captive distributors. Fun Time, a Mondovi, Wisconsin-based distributor, which is wholly-owned by Gourmet, continues the business of a previously independent distributor, which business was acquired in December 1997. Robert's, which was formed by Gourmet and Cameron's prior to the acquisition of Cameron's by Gourmet, is the distributor in the seven-county Twin Cities metropolitan area. Both distribute Gourmet's coffees (including both the Gourmet Regency brand and the Cameron's brand). Additionally, both Fun Time and Robert's distribute, and intends to distribute, other specialty foods such as homemade jams and jellies, wild rice, gourmet barbecue sauce and specialty horseradishes, mustards and salad dressings through a direct store delivery system. Gourmet intends to continue to develop a direct store delivery system through internal growth as well as by purchasing certain independent distributors which currently exist. Gourmet intends to develop its direct store delivery system to encompass the majority of Minnesota and Wisconsin. In certain other industries, this sort of consolidation has proven to be profitable and an excellent method of generating growth. By consolidating currently existing independent distributors under common ownership, Gourmet believes that it can become a significant presence in the grocery distribution industry.

Gourmet has focused, and intends to continue to focus, its distribution efforts (whether by Fun Time, by

Robert's, or by other to-be-acquired or to-be-formed distributors) on Gourmet Regency-brand and Cameron's-brand coffees and on specialty food products which generally have extremely high profit margins relative to other traditional grocery products. Twenty (20) years ago, over ninety percent (90%) of all products sold in a traditional grocery store was distributed through the giant warehouse companies such as SuperValu. Today, however, less than fifty percent (50%) of what is sold in a typical grocery store is distributed through these giant warehouse companies. Direct store delivery accounts for the vast majority of the remainder. Gourmet has sought, through the formation of Robert's and the acquisition of Fun Time, and may, through the potential acquisition of additional distributors, seek to consolidate small independent distributors currently existing so as to create a distribution system to more effectively and efficiently distribute a variety of specialty food products.

         FUTURE DISTRIBUTOR EXPANSION. For the foreseeable future, Gourmet believes that independent distributors will continue to be the primary method by which it distributes its coffee and other specialty products. However, Gourmet believes that both its Fun Time and Robert's distributorships were appropriate expansions of its marketing strategy. Gourmet is currently considering the possibility of purchasing one or more of the independent distributors in smaller metropolitan areas in Minnesota and Wisconsin so as to further build its own direct store delivery system. Gourmet has not entered into any agreements regarding the acquisition of any such distributors and any such purchases or other acquisitions will depend upon various factors including adequate funding (either from operations or from capital-raising transactions); the willingness of the sellers of such distributors to accept Lloyd Common Stock as full or partial payment; and Gourmet's ongoing assessment of this strategy. Gourmet believes that the ability to market non-coffee high-volume products may be a significant factor in evaluating this strategy.

MARKETING

Gourmet's marketing strategy for the wholesale distribution of its coffee is to maintain an integrated program designed to increase same-store sales and develop new accounts through the delivery of a complete product line consisting of a wide variety of high quality gourmet coffees and related products in an attractive display format. The primary focus is to obtain increased and preferred shelf space for Gourmet's products in the coffee aisle and in other locations within the store. In order to achieve this objective, Gourmet has developed an integrated wholesale marketing program with the following elements:
(i) continually redesigning and upgrading the "in-store" fixtures, displays and carts showcase Gourmet's products, attract consumers and allow for a broad product mix; (ii) emphasizing the consumer convenience and attractiveness of its innovative product packaging; and (iii) using promotions and advertising to stimulate brand awareness, induce trial usage and facilitate the introduction of new products by Gourmet.

Currently, the specialty food product category is one of the fastest growing and most profitable areas of the grocery business. In fact, changing demographics indicate that, as the baby-boom generation ages, and its disposable income increases, they will continue to demand higher quality products. This means that the products that currently exist will begin to be replaced with better-tasting and higher-quality specialty products.

It is the intent of Gourmet to constantly talk with the owners and managers of supermarkets and other retail outlets to determine the consumer's changing tastes. The direct store delivery system may be especially valuable because it is designed to allow Gourmet to identify and react to the consumers' changing tastes more quickly than larger competitors. This strategy should allow it to bring new and innovative products to the market first thereby allowing it to establish a significant initial market share.

Gourmet owns trademarks which are the subject of registrations in the Trademark Office for GOURMET REGENCY COFFEE and CAMERON'S. Gourmet believes that its trademarks have significant value and goodwill and that some of its trademarks are instrumental to its ability to create demand for and market its products. There can be no assurance that Gourmet's trademarks do not violate the proprietary rights of others, that they would be upheld if challenged or that Gourmet would, in such an event, not be prevented from using the trademarks, any of which could have an adverse effect on Gourmet.

COMPETITION

Competition in the specialty coffee industry is fragmented and is typically local or regional in nature. The coffee industry is dominated by several large companies, many of which have significantly greater name recognition and financial resources than Gourmet and which produce commercial ground roast coffees such as FOLGER'S and MAXWELL HOUSE. Some of these competitors have introduced premium coffee products in recent years which are of slightly higher quality and which are increasingly competing with Gourmet's coffees. Gourmet competes directly against gourmet coffees sold in supermarkets and other retail outlets such as Brothers, Millstone and McGarvey's. Specialty coffee is also sold (both in ready-to-drink and in take-home style) at a growing number of gourmet coffee shops. While the specialty coffee segment is becoming increasingly competitive as it continues to grow, Gourmet does not believe that the coffee produced by many of its competitors in this market segment is of the quality that is produced and marketed by Gourmet. This is because many of these companies, although using "gourmet" beans, do not roast their coffee to the "True Gourmet" standard which is how Gourmet's coffee is roasted.

Among the competitive factors facing the food retailing industry are the requirement that food product companies, including coffee producers such as Gourmet, pay fees to grocers in order to obtain shelf space, primarily for new product introductions, and the increasing trend of supermarkets to sell products (including gourmet coffee) packaged under their own private labels.

Gourmet believes that the principal competitive factors among roasters and distributors of gourmet coffee are quality of product, shelf space, store location, packaging and brand name recognition and the ability to operate efficient, low cost roasting and packaging facilities and distribution operations. There can be no assurance that any of the national brand coffee companies with greater name recognition and financial resources than Gourmet will not enter the gourmet coffee market in the future.

Gourmet competes primarily by providing fresh, high-quality coffee with excellent customer service. Gourmet believes that its ability to distribute its coffee through direct store delivery is an important factor in its ability to compete. Through this delivery system, Gourmet can continuously provide retailers with a wide variety of fresh coffee, excellent customer service and regular display maintenance. This maintenance is very important for the daily presentation to consumers of a high quality product.

FACILITIES

Gourmet's headquarters are located in Prior Lake, Minnesota and consist of approximately twenty thousand (20,000) square feet of leased office, warehouse and manufacturing space which is also used by Robert's for its distributing operations. The operations related to Cameron's are located in approximately thirty thousand (30,000) square feet of office, warehouse and manufacturing space in Hayward, Wisconsin. Fun Time operates out of approximately ten thousand (10,000) square feet of leased office and warehouse space in Mondovi, Wisconsin. It is anticipated that the roasting operations related to both the Gourmet and Cameron's brands of coffee will be combined in Hayward, Wisconsin. The Prior Lake facility will continue to be used as the corporate headquarters and as a distribution and warehouse center.

EMPLOYEES

Gourmet currently employs sixty-eight (68) employees, of which approximately thirty-four (34) are engaged in coffee roasting and processing, twenty-four (24) are engaged in sales and distribution, and ten (10) are engaged in management and administration.


                    DIRECTORS AND EXECUTIVE OFFICERS OF LLOYD

The following persons are the directors and executive officers of Lloyd and have served in such capacities since the dates indicated below:

   NAME                AGE     POSITION
   ----                ---     --------
   Herbert Maxwell     73      President and Director (Since February 28, 1995)
   Anthony R. Russo    53      Vice President and Director (Since June 30, 1995)
   A. Paul Shapansky   45      Secretary and Director (Since June 30, 1995)

All directors and officers of Lloyd are elected annually to serve for one (1) year or until their successors are duly elected and qualified.

Lloyd Management's business experience during the past five (5) years is as follows:

Herbert Maxwell has been an independent businessman for the past five (5) years. He has been a consultant for troubled companies and a principal in investment groups for the past two (2) decades. Mr. Maxwell has served as a director and officer (and was a principal stockholder) of four publicly held companies, which although not engaged in blank check offerings nevertheless consummated acquisitions of the type described in this Reconfirmation Prospectus. These include:

         (1) Zachary Ventures, Inc. was organized in December, 1993. It conducted an offering pursuant to Rule 419 which offering was concluded in March, 1994. Zachary Ventures, Inc. did not effect a business combination pursuant to Rule 419 and in June, 1996 returned the deposited proceeds to the investors as required by such Rule. Mr. Maxwell has been a director and officer of Zachary Ventures, Inc. since its formation.

         (2) C.S. Primo Corp. was organized in 1986 initially as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell became a principal stockholder and a director of C.S. Primo Corp. on or about June 3, 1988. On or about March 4, 1991, C.S. Primo Corp. acquired approximately ninety-eight (98%) of the issued and outstanding common stock of Dynasty World Express, Inc. in exchange for approximately ninety percent (90%) of C.S. Primo Corp.'s common stock; since then, C.S. Primo Corp. has changed its name to Phoenix Information Systems Corp. and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from June, 1988 to March, 1991.

         (3) Lewis Resources, Inc. was organized in 1987, initially through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewis Resources, Inc. On September 28, 1993, Lewis Resources, Inc. acquired from Lema Investments Ltd. all of the outstanding shares of Gallium Arsenide Industries Ltd., a development stage Israeli company. Since then, Lewis Resources, Inc. has changed its name to Israel Semiconductor Corporation and its common stock trades on the over-the-counter market. Mr. Maxwell served as a director from its formation through September, 1993.

         (4) Lewison Enterprises Inc. was organized in 1988 initially, through a stock dividend distribution, as an inactive publicly held corporation pursuing a business acquisition. Mr. Maxwell was one of the initial stockholders and directors of Lewison Enterprises Inc. In July, 1993 Lewison issued eight million (8,000,000) shares of common stock to the stockholders of Omega Development Corp. ("Omega") in exchange for all of the issued and outstanding shares of common stock of Omega. Since then, Lewison Enterprises Inc. has changed its name to Omega Development, Inc. To date, no trading market has developed for shares of its common stock. Mr. Maxwell has been a director since its formation.

Except for Zachary Ventures, Inc., and Omega Development, Inc. Mr. Maxwell is no longer a principal stockholder, director or officer of any of the foregoing corporations. Except as set forth above, Mr. Maxwell does not presently serve as a director of any public company. He is an active investor and writes a newsletter on the New York theater. Mr. Maxwell has been a director and officer of Lloyd since February 28, 1995.

Anthony R. Russo is President, Chairman, Chief Executive Officer and a co-founder of Cartilage Technologies, Inc. Cartilage is a privately held corporation engaged in the manufacture and sale of food supplements. Prior thereto he was Chairman and Chief Executive of Sherwood Corporation, a NASDAQ listed diversified financial services company since 1973. Prior to joining Sherwood Corporation, Mr. Russo was employed by Arthur Andersen & Co. and is a Certified Public Accountant having received his B.B.A. in Accountancy Practice with honors from Pace University in 1967. Concurrent with developing his professional and business experience, Mr. Russo served in the New York Air National Guard from 1961 through 1967; was a director of Lloyds Electronics, Inc., an AMEX listed consumer electronics company from 1980 through 1984 (no relation to Lloyd Ventures, Inc.) and has served on the boards of several Sherwood Corporation portfolio companies. Mr. Russo has been an officer and director of Lloyd since June 30, 1995.

Mr. Shapansky has been President and controlling stockholder of A. G. Group Inc., an investment banking firm since 1988. Mr. Shapansky also has been the Chairman, President and Chief Executive Officer of Omega Development, Inc. since January, 1996. Omega Development, Inc. is primarily engaged in real estate financing activities. Mr. Shapansky also was President of Struthers Industries, Inc., a company in the aerospace industry, from May, 1991 to January, 1992. He was formerly Vice-President Finance, Secretary and a Director of C.I.S. Technologies, Inc. from January, 1985 to January, 1988. Mr. Shapansky has a Bachelor of Commerce (Honours) degree in actuarial mathematics and finance, from the University of Manitoba in Winnipeg, Canada. Mr. Shapansky has been a director of Lloyd since June 30, 1995.

There are no agreements, arrangements or understandings between Lloyd Management and anyone else pursuant to which other management is to be selected for a particular office or position. Lloyd's officers and directors will resign from their respective positions upon consummation of the Exchange.

                   EXECUTIVE COMPENSATION OF LLOYD MANAGEMENT

Lloyd has not paid any of its Management any compensation since its formation. Pursuant to an oral understanding, Mr. Maxwell will be paid a consulting fee of Twenty Thousand Dollars ($20,000) if the Exchange is consummated.

                           CERTAIN TRANSACTIONS-LLOYD

Lloyd was incorporated in the State of Delaware on February 28, 1995. Prior to the Original Offering, Lloyd issued two hundred and fifty-five thousand (255,000) shares for an aggregate price of $32,500. Of such shares, Fifty Thousand (50,000) and Twenty Thousand (20,000), respectively, were issued to Mr. Maxwell and Mr. Shapansky, for consideration of Five Thousand Dollars ($5,000) and Three Thousand Dollars ($3,000), respectively.

Mr. Maxwell may be deemed a "parent" or "promoter" as those terms are defined in the rules and regulations adopted pursuant to the Act.

                  DIRECTORS AND EXECUTIVE OFFICERS OF GOURMET

The following persons are the directors and executive officers of Gourmet:

   NAME                AGE   POSITION(S) HELD AT GOURMET:
   ----                ---   ----------------------------
   Robert Paschke      46    Director, President
   Jacquelyn Paschke   46    Director, Secretary
   James Cameron       50    Director, Vice President and President of Cameron's
   James Farrell       39    Vice President
   Jay Klovstad        34    Vice-President of Robert's
   Leonard Unruh       49    President - Fun Time


Upon completion of the Exchange, it is expected that Robert Paschke, Jacquelyn Paschke and Jim Cameron will become the Directors of Lloyd and that Robert Paschke will become President and Jacquelyn Paschke will become Secretary and Treasurer of Lloyd.

Directors of Gourmet are elected at each regular meeting of the stockholders of Gourmet to serve until the next regular meeting of the stockholders of Gourmet or until their successors are duly elected and qualified. There are no family relationships between any director or officer except that Robert Paschke and Jacquelyn Paschke are husband and wife.

Mr. Paschke is the founder of Gourmet and has served as Gourmet's President since its inception. Mr. Paschke is involved in all aspects of the operation of Gourmet and is responsible for overseeing contract negotiations with supermarkets and other retail outlets, development of advertising and promotional programs, maintaining long-term relationships with the independent distributors and investor relations. Prior to founding Gourmet in 1993, Mr. Paschke was primarily involved with real estate development companies.

Mrs. Paschke has served as a Director of Gourmet, as well as its Vice President and Secretary, since its inception in 1993. Mrs. Paschke has also been actively involved in the development and growth of Gourmet, assisting Mr. Paschke in managing the operations of Gourmet. Mrs. Paschke is the wife of Robert Paschke.

Mr. Cameron was the founder of Cameron's and has served as Cameron's President since its inception in 1980. Mr. Cameron was elected a Vice-President of Gourmet upon completion of Gourmet's acquisition of Cameron's and remains President of Cameron's. Mr. Cameron is responsible for the overall coffee operations of Gourmet.

Mr. Farrell is a Vice-President of Gourmet. Previously, Mr. Farrell was employed by Barrel O'Fun Snack

Foods, Inc., a producer of potato chips and other snack foods and the director of a significant network of independent distributors, where he was responsible for the supervision of ten (10) regional sales managers, the development and growth of such company's independent distributor network, implementation of promotion schedules and new product roll-outs, and development of pricing schedules and corporate chain store customer relations. Mr. Farrell has also owned his own independent distributor business.

Mr. Klovstad is a Vice-President of Robert's. Previously, Mr. Klovstad was employed as a Regional Sales Manager of Barrel O'Fun Snack Foods, Inc., where he played a significant part in the growth and development of such company's independent distributor network, was responsible for managing sales and distribution in ten Midwestern states, developed key account relationships with major retailers and distributors in the Midwest and managed over $5 million of business in the Minneapolis/St. Paul metropolitan area.

Mr. Unruh is President of Fun Time. Previously, Mr. Unruh worked in, and has extensive contacts with persons throughout the grocery and distribution industries. In addition, Mr. Unruh established his own successful independent distribution company in western Wisconsin (Fun Time Foods, Inc., predecessor to Robert's Fun Time Foods, Inc.).

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued, during the years ended December 31, 1997, 1996 and 1995, for services rendered in all capacities, on a PRO FORMA basis, to Robert Paschke, Jacquelyn Paschke and James
Cameron:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                    CASH COMPENSATION PAID           COMPENSATION
                                               ---------------------------------   ----------------
                             YEAR ENDED                                                 OPTIONS           ALL OTHER
NAME                         DECEMBER 31            SALARY             BONUS            GRANTED         COMPENSATION
---------------------    ------------------    ----------------    -------------   ----------------    --------------
                                                      $                 $                 #                   $
Robert Paschke                  1997                $59,709           $27,500           180,000              --
                                1996                $66,462                --           136,237              --
                                1995                     --                --           136,237              --

Jacquelyn Paschke               1997                $11,709                --            67,500              --
                                1996                 $2,769                --           136,237              --
                                1995                     --                --           136,237              --

James Cameron                   1997                $98,931                --                --              --
                                1996               $239,870                --                --              --
                                1995               $143,835          $200,000                --              --


STOCK OPTION PLAN

On December 11, 1995, the directors of Gourmet adopted, and the stockholders approved, the Gourmet's Employee Incentive Stock Option Plan (the "Plan") pursuant to which Gourmet may grant stock options to employees and directors of Gourmet. The Plan permits the granting of "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code, as amended, and nonqualified stock options which do not meet such requirements. Gourmet has reserved seven hundred and fifty thousand (750,000) shares of Gourmet Common Stock for issuance upon exercise of options granted under the Plan.

The Plan is administered by the Board of Directors of Gourmet, or a committee thereof, which has the discretion to select the optionees and to establish the terms and conditions of each option, subject to provisions of the Plan. The exercise price for an incentive stock option granted under the Plan may not be less than the fair market value of the of Gourmet's Common Stock as of the date the option is granted. The term of each incentive stock option is determined by the Board but may not exceed ten (10) years from the date the option is granted. Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and are subject to certain other transactions and restrictions. Nonqualified stock options are not subject to exercise price and transfer restrictions required with respect to incentive stock options. As of the date of this Reconfirmation Prospectus, seven hundred forty-four thousand nine hundred and forty-eight (744,948) options had been granted under the Plan. All such options will be converted, pursuant to the terms of the Exchange, to the right to acquire shares of Lloyd Common Stock on substantially the same basis.

OPTION GRANTS

The following table sets forth information with respect to options granted to the officers of Gourmet during 1995, 1996 and 1997:

                                                                   PERCENTAGE OF
                                                                   TOTAL OPTIONS
                          DATE OF        OPTIONS      PURSUANT      GRANTED TO        EXERCISE     EXPIRATION
NAME                       GRANT         GRANTED       TO PLAN       EMPLOYEES         PRICE          DATE
----                       -----         -------       -------       ---------         -----          ----
Robert Paschke            12/11/95        136,237        Yes          11.42%           $.734        12/10/00
Jacquelyn Paschke         12/11/95        136,237        Yes          11.42%           $.734        12/10/00
Robert Paschke            01/05/96        136,237        Yes          11.42%           $.734        01/04/01
Jacquelyn Paschke         01/05/96        136,237        Yes          11.42%           $.734        01/04/01
Robert Paschke            03/01/97         67,500        Yes           5.66%           $1.48        02/28/02
Jacquelyn Paschke         03/01/97         67,500        Yes           5.66%           $1.48        02/28/02
Robert Paschke            03/06/97         50,000        No            4.19%           $2.00        03/05/07
Jay Klovstad              11/01/97         50,000        No            4.19%           $2.00        10/31/07
James Farrell             11/01/97        125,000        No           10.48%           $2.00        10/31/07
Robert Paschke            11/25/97         62,500        No            5.24%           $2.00        11/24/07
Robert Paschke            02/01/98         60,000        No            5.07%           $2.00        01/31/08


DIRECTOR COMPENSATION

Directors of Gourmet who are also employees of Gourmet do not receive any compensation for their services as Director.

Although Directors of Gourmet who are not employees of Gourmet receive reimbursement of travel and other expenses, such Directors are not otherwise compensated for their services as Director. Management of Gourmet intends, after completion of the Exchange, to have Lloyd consider various options for compensation of such non-employee Directors and may adopt an equity-based compensation arrangement for such non-employee Directors.

                         CERTAIN TRANSACTIONS - GOURMET

         ISSUANCE OF SHARES. In 1993, Gourmet issued six hundred thousand (600,000) shares of Gourmet Common Stock to Robert Paschke in connection with the contribution of certain properties to Gourmet. In October 1994, September 1995, and November 1995, Gourmet issued three hundred seventy-five thousand (375,000), four hundred fifty thousand (450,000), and seventy-five thousand (75,000) shares of Gourmet Common Stock to Robert Paschke in exchange for the cancellation, by Robert Paschke, of debts owed to Robert Paschke in the amounts of Two Hundred Thousand Dollars ($200,000), Three Hundred Thousand Dollars ($300,000), and Fifty Thousand Dollars ($50,000), respectively. In July 1996 and November 1996, Gourmet issued twelve thousand five hundred (12,500) and thirty thousand (30,000) shares of Gourmet Common Stock, respectively, to Robert Paschke in exchange for Robert Paschke guaranteeing certain debts of Gourmet. See "Guarantees". In November 1995, the Company issued one hundred thousand (100,000) shares of Gourmet Common Stock to James Farrell for Fifty Thousand Dollars ($50,000) cash.

         ACQUISITION TRANSACTIONS. Gourmet recently acquired all of the outstanding common stock of Cameron's, from James Cameron, in exchange for (i) a cash payment of Eight Hundred Fifty Thousand Dollars ($850,000); and (ii) five hundred fifty thousand (550,000) shares of Gourmet Common Stock.

Gourmet recently formed a wholly-owned subsidiary, Robert's Fun Time Foods, Inc., which acquired all of the assets and business of Fun Time Foods, Inc. (which was one hundred percent (100%) owned by Leonard Unruh) in exchange for
(i) Gourmet's twelve (12) month promissory note in the amount of Two Hundred Thousand Dollars ($200,000); and (ii) fifty thousand (50,000) shares of Gourmet Common Stock.

         GUARANTEES. All of Gourmet's bank debt which, as of December 31, 1997, was approximately Three Hundred Fifty-Eight Thousand Seven Hundred Seventy-Eight Dollars ($358,778), has been personally guaranteed by Robert Paschke. In March 1997, Gourmet entered into a five (5) year lease for its facility in Prior Lake. Up to Forty-Five Thousand Dollars ($45,000) of the payments under such lease were also guaranteed by Robert Paschke. In addition, Robert's recently leased equipment and vehicles to begin distributing Gourmet's products. Robert Paschke agreed to guarantee Robert's obligations (aggregating approximately Two Hundred Thousand Dollars ($200,000)) thereunder. In connection with these transactions, Robert Paschke has been granted options to purchase up to one hundred seventy-two thousand five hundred (172,500) shares of Gourmet Common Stock at Two Dollars ($2.00) per share and has been issued forty-two thousand five hundred (42,500) shares of Gourmet Common Stock.

         OFFICER/DIRECTOR LOAN. As of the date of this Reconfirmation Prospectus, Gourmet has loaned funds to Robert Paschke and Leonard Unruh. These loans are non-interest bearing and do not have a defined repayment term. As of December 31, 1997 the amount owing is approximately One Hundred Seventy-Four Thousand Eight Hundred Thirty-Nine Dollars ($174,839).

In August, 1996, Robert Paschke loaned Gourmet approximately One Hundred Twenty-Six Thousand Dollars ($126,000) pursuant to a thirty-six (36) month promissory note, due August 1, 1999, which bears interest at 11% per annum. Such note is unsecured.

         FACILITIES. The land and building used by Gourmet in Hayward, Wisconsin are owned by James Cameron and are leased to Gourmet. Gourmet intends to enter into a lease agreement, for a term to be negotiated, which will provide that Gourmet will pay Three Thousand Five Hundred Dollars ($3,500) per month plus utility costs.

The land and building used by Gourmet for Fun Time, located in Mondovi, Wisconsin, are owned by Leonard Unruh and are leased to Gourmet. Gourmet has entered into a lease agreement, for a term of twenty-four months, which provides that Gourmet will pay One Thousand Seven Hundred Dollars ($1,700) per month plus utility costs.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Lloyd Common Stock as of the date of this Reconfirmation Prospectus, and as adjusted to reflect completion of the Exchange by: (i) each person who is known by Lloyd to own beneficially more than five percent (5%) of the outstanding Lloyd Common Stock; (ii) each of Lloyd's officers and directors;
(iii) all directors and officers of Lloyd as a group; (iv) each person who is know by Gourmet to own beneficially more than five percent (5%) of the outstanding Gourmet Common Stock; (v) each of Gourmet's officers and directors; and (vi) all directors and officers of Gourmet as a group.

                                                    SHARES OF COMMON STOCK                 APPROXIMATE PERCENTAGE
                                                      BENEFICIALLY OWNED                            OWNED
                                             ------------------------------------     --------------------------------
                                                  BEFORE              AFTER                BEFORE           AFTER
NAME OF BENEFICIAL OWNER                         EXCHANGE            EXCHANGE             EXCHANGE         EXCHANGE
------------------------                         --------            --------             --------         --------
Herbert Maxwell(1)                                110,000             110,000               24.4%            2.2%
440 East 56th Street
New York, N.Y.  10022

Leo Bloom                                         32,000              32,000                7.1%              *
484 West 43rd Street
Apt. 37N
New York, N.Y.  10036

Anthony Russo(2)                                  25,000              25,000                5.5%              *
200 Clearbrook Road
Elmsford, N.Y.  10523

A. Paul Shapansky                                 20,000              20,000                4.4%              *
Omega Capital Corporation
4200 East Shelly Drive
Suite 150
Tulsa, Oklahoma  74135

Joe Sierchio(3)                                   28,125              28,125                6.2%              *
41 East 57th Street
New York, N.Y.  10019

All Lloyd Officers and Directors as a             155,000             155,000               34.3%            3.0%
Group (3 persons(1),(2),(3))

Robert and Jacquelyn Paschke(4)                     --               2,389,825               --             40.0%
4070 Wagon Bridge Circle
Prior Lake, Minnesota  55372

Roger Pitsenbarger(5)                               --                504,500                --             10.7%
708 Ironwood Court
Fargo, North Dakota  58104

James Cameron                                       --                425,000                --              8.3%



5310 Triton Drive
Golden Valley, Minnesota  55422

All Gourmet Officers and Directors as a             --               3,064,825               --             50.3%
Group (5 persons)(6)


-------------------
*  Less than one percent (1%)

(1) Does not include twelve thousand one hundred (12,100) shares owned by Phyllis Maxwell, Mr. Maxwell's wife, or twenty thousand (20,000) shares owned by Victoria Maxwell, Mr. Maxwell's daughter as to which Mr. Maxwell disclaims any beneficial interest. Mr. Maxwell may be deemed a "parent" or a "promoter" of Lloyd as those terms are defined in the rules and regulations adopted pursuant to the Act.

(2) Includes twenty thousand (20,000) shares owned by Woodsher Resolution Corp. but does not include two thousand (2,000) shares owned by members of Mr. Russo's family as to which Mr. Russo disclaims any beneficial interest.

(3) Does not include two thousand (2,000) shares owned by Mr. Sierchio's family as to which Mr. Sierchio disclaims any beneficial interest. Mr. Sierchio was a former officer and director of Lloyd. He resigned shortly after the organization of Lloyd and prior to its filing the registration statement of which this Reconfirmation Prospectus forms a part.

(4) Robert Paschke and Jacquelyn Paschke are husband and wife and each is deemed to own beneficially, the shares held by the other. This amount also includes seven hundred ninety-two thousand four hundred fifty (792,450) shares issuable upon exercise of outstanding options.

(5) Includes fifty thousand (50,000) shares issuable upon the exercise of outstanding options.

(6) Includes an aggregate of nine hundred seventy-seven thousand four hundred fifty (977,450) shares issuable upon the exercise of outstanding options.

                         DESCRIPTION OF LLOYD SECURITIES

LLOYD HAS INDICATED THAT, IMMEDIATELY PRIOR TO COMPLETION OF THE EXCHANGE, CERTAIN OF ITS STOCKHOLDERS (WHO OWN A MAJORITY OF THE OUTSTANDING LLOYD COMMON STOCK) INTEND TO CAUSE LLOYD'S CERTIFICATE OF INCORPORATION TO BE RESTATED. THE FOLLOWING DESCRIPTION ASSUMES THAT SUCH RESTATEMENT HAS OCCURRED.

COMMON STOCK

Lloyd is authorized to issue thirty-five million (35,000,000) shares of common stock, $.001 par value per share, of which four hundred fifty-one thousand four hundred (451,400) shares were issued and outstanding as of the date of this Reconfirmation Prospectus. Each outstanding share of Lloyd Common Stock entitles the holder to one (1) vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of Lloyd Common Stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of Lloyd; (ii) are entitled to share ratably in all of the assets of Lloyd available for distribution to holders of Lloyd Common Stock upon liquidation, dissolution or winding up of the affairs of Lloyd; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one (1) non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

REPORTS TO STOCKHOLDERS

Lloyd intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Lloyd's fiscal year ends on December 31. In addition, Lloyd intends to issue unaudited interim reports and financial statements on a quarterly basis.

DIVIDENDS

Lloyd has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. Gourmet Management has indicated that it intends to continue this policy. The payment by Lloyd of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon Lloyd's earnings, its capital requirements and its financial condition, as well as other relevant factors.

TRANSFER AGENT

Lloyd's transfer agent is StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania 19003, (610) 649-7300.

                                     EXPERTS

The Financial Statements of Lloyd included in this Reconfirmation Prospectus as of December 31, 1997 and for the two (2) years then ended have been audited by Goldman & Krinitz, PC, independent public accountants as indicated in their report with respect thereto and are included in reliance upon the authority of said firm as an expert in accounting and auditing in giving said report.

The Financial Statements of Gourmet included in this Reconfirmation Prospectus as of December 31, 1997 and 1996 and for the years then ended, have been audited by Larson, Allen, Weishair & Co., LLP independent public accountants as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as an expert in accounting and auditing in giving said report.

The Financial Statements of Cameron's included in this Reconfirmation Prospectus as of September 30, 1997 and 1996 and for the years then ended, have been audited by Larson, Allen, Weishair & Company, LLP, independent public accountants as indicated in their report with respect thereto, and are included in reliance upon the authority of said Firm as an expert in accounting and auditing in giving said report.

                            METHOD OF RECONFIRMATION

Rule 419 Investors should send the attached Letter of Transmittal and Reconfirmation directly to the Escrow Agent and should indicate thereon, where indicated, whether (a) they elect to reconfirm their investment or (b) desire to rescind their investment and receive the return of ninety percent (90%) of their original investment (plus interest earned thereon) through the date of the Letter of Transmittal and Reconfirmation.

                          INDEX TO FINANCIAL STATEMENTS

1. PRO FORMA financial statements (unaudited) of Gourmet, as December 31, 1997 and for the year then ended, reflecting the acquisition of Cameron's and Fun Time, as if such acquisitions had occurred on January 1, 1997 and reflecting the acquisition of Gourmet by Lloyd (accounted for as a reverse acquisition as if Gourmet had acquired Lloyd) as if such acquisition had occurred on January 1, 1997.

                  Balance Sheet                                             ____
                  Statement of Operations                                   ____

2.       Gourmet Financial Statements for the years ended December
         31, 1997 and 1996:
                  Independent Auditor's Report                              ____
                  Balance Sheet                                             ____
                  Statements of Operations                                  ____
                  Statements of Changes in Stockholders' Equity             ____
                  Statements of Cash Flows                                  ____
                  Notes to Financial Statements                             ____

3.       Cameron's Financial Statements for the years ended September
         30, 1997 and 1996:
                  Independent Auditor's Report                              ____
                  Balance Sheet                                             ____
                  Statements of Income                                      ____
                  Statements of Retained Earnings                     ____
                  Statements of Cash Flows                                  ____
                  Notes to Financial Statements                             ____

4.       Cameron's Financial Statements (unaudited) as of and for the three months ended December 31, 1997:
                  Balance Sheet                                             ____
                  Statement of Income                                       ____

5.       Lloyd Financial Statements for the years ended December
         31, 1997 and 1996:
                  Independent Auditor's Report                              ____
                  Balance Sheet                                             ____
                  Statements of Income                                      ____
                  Statements of Retained Earnings                     ____
                  Statements of Cash Flows                                  ____
                  Notes to Financial Statements                             ____

                              LLOYD VENTURES, INC.

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                                  (UNAUDITED)

         The following PRO FORMA condensed financial statements give effect to the proposed acquisition of Gourmet Regency Coffee Company, Inc. ("Gourmet") by Lloyd Ventures, Inc. ("Lloyd"), a "blank check" company, as if such acquisition had occurred on January 1, 1997. Such acquisition is subject to approval by the shareholders of Gourmet and is expected to be completed in April 1998. The acquisition of Gourmet by Lloyd has been accounted for, in these PRO FORMA financial statements, as a "reverse acquisition" as if Gourmet had acquired Lloyd. Such PRO FORMA financial statements also give effect to the recent acquisitions by Gourmet, as if such acquisitions had occurred on January 1, 1997, of all of the outstanding common stock of Cameron's Coffee Company, Inc., ("Cameron's"), and of the assets and operations of Fun Time Foods, Inc. ("Fun Time"). The acquisitions of Cameron's and Fun Time by Gourmet will be accounted for as a "purchase" transaction. The pro forma balance sheet presents the combined financial position of Lloyd, Gourmet, Cameron's and Fun Time as if such acquisitions had taken place at January 1, 1997. The pro forma statement of operations combines the results of operations of Gourmet, Cameron's, Fun Time and Lloyd (which had no operations and only nominal assets) as if such acquisitions had taken place at January 1, 1997. The pro forma financial statements give effect to certain adjustments described in the notes below.

         The pro forma information presented does not purport to represent the actual results which would have occurred if such acquisitions had occurred on January 1, 1997. The pro forma financial statements and notes should be read in conjunction with the historical financial statements and notes thereto of Lloyd, Gourmet and Cameron's included elsewhere in this Reconfirmation Prospectus. The financial statements of Fun Time, because of the relatively small size of Fun Time in relation to Gourmet, have not been separately presented.

                      LLOYD VENTURES, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 1997

                                                                          1997
                                                                      ----------
                              ASSETS
CURRENT ASSETS
  Cash                                                                $1,504,392
  Accounts Receivable                                                    838,868
  Inventory                                                            1,247,773
  Other Current Assets                                                    35,430
                                                                      ----------
        Total Current Assets                                           3,626,463
                                                                      ----------


NET PROPERTY AND EQUIPMENT (at Cost)                                  $  916,762
                                                                      ----------

OTHER ASSETS
  Notes Receivable - Stockholders                                     $  174,839
  Goodwill                                                             1,955,240
  Other Assets                                                            99,856
                                                                      ----------
        Total Other Assets                                            $2,229,935
                                                                      ----------

        Total Assets                                                  $6,773,160
                                                                      ==========

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                   1997
                                                               ------------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes Payable - Bank                                         $   692,359
  Current Maturities of Long-Term Debt                             397,365
  Current Portion of Notes Payable - Stockholders                  149,808
  Accounts Payable                                               1,247,309
  Advances from Stockholder                                        200,000
  Other Current Liabilities                                         99,849
                                                               -----------
        Total Current Liabilities                              $ 2,786,690
                                                               -----------

LONG-TERM LIABILITIES
  Notes Payable - Stockholders                                 $   171,591
  Long-Term Debt                                                    84,203
                                                               -----------
        Total Long-Term Liabilities                            $   255,794
                                                               -----------

        Total Liabilities                                      $ 3,042,484
                                                               -----------


STOCKHOLDERS'S EQUITY
  Common Stock                                                 $ 5,836,338
  Accumulated Deficit                                           (2,105,662)
                                                               -----------
        Total Stockholders' Equity                             $ 3,730,676
                                                               -----------

        Total Liabilities and Stockholders' Equity             $ 6,773,160
                                                               ===========

                      LLOYD VENTURES, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                     1997
                                                -------------
SALES                                           $ 8,239,524

COST OF SALES                                     6,101,907
                                                -------------

GROSS PROFIT                                    $ 2,137,617
                                                -------------

OPERATING EXPENSES                              $ 2,597,306
                                                -------------

LOSS FROM OPERATIONS                            $  (459,689)
                                                -------------

OTHER (INCOME) EXPENSE                          $  (221,616)
                                                -------------


NET LOSS                                        $  (681,305)
                                                =============


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              LLOYD VENTURES, INC.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.       Assumes that no shareholders of Lloyd decline Lloyd's Rule 419
         Reconfirmation.

2. Gives effect to the issuance, by Lloyd, of Four Million Six Hundred Sixty-Nine Thousand Three Hundred Fifty (4,669,350) shares of Lloyd Common Stock in exchange for all of the outstanding Common Stock of Gourmet (after giving effect to the acquisition, by Gourmet, of Cameron's).

3. Gives effect to the issuance, by Lloyd, of One Million Two Hundred Fifty Thousand (1,250,000) shares of Lloyd Common Stock in exchange for a similar number of shares of Gourmet Common Stock which Gourmet shares were acquired by the holders thereof in Gourmet's private placement which was completed in March 1998 and which raised (also included) Two Million Five Hundred Thousand Dollars ($2,500,000).

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Gourmet Regency Coffee Company and Subsidiaries
Prior Lake, Minnesota


We have audited the accompanying consolidated balance sheets of Gourmet Regency Coffee Company and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of Gourmet Regency Coffee Company and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                         /s/ LARSON, ALLEN, WEISHAIR & CO., LLP
                                         LARSON, ALLEN, WEISHAIR & CO., LLP
Minneapolis, Minnesota
February 12, 1998

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                          1997               1996
                                                                      -------------     -------------
                              ASSETS
CURRENT ASSETS
  Cash                                                                $      11,851     $        --
  Accounts Receivable - Trade, Less Allowance for Doubtful
    Accounts of $20,000 and $5,000 for 1997 and 1996, Respectively          518,283           281,272
  Inventory                                                                 363,736           173,133
  Unamortized Slotting Allowances and Initial Free Fills                     20,317             5,317
  Prepaid Expenses                                                           13,358             2,390
                                                                      -------------     -------------
        Total Current Assets                                                927,545           462,112
                                                                      -------------     -------------


PROPERTY AND EQUIPMENT (at Cost)
  Equipment - Coffee Centers                                          $     796,578     $     785,832
  Equipment - Brewers and Grinders                                          274,976           226,129
  Vehicles                                                                   51,610              --
  Leasehold Improvements                                                     23,809            19,897
  Equipment - Office                                                         12,121             9,917
  Furniture and Fixtures                                                     11,825              --
                                                                      -------------     -------------
        Total                                                         $   1,170,919     $   1,041,775
  Less: Accumulated Depreciation                                           (724,861)         (601,224)
                                                                      -------------     -------------
        Net Property and Equipment (at Depreciated Cost)              $     446,058     $     440,551
                                                                      -------------     -------------

OTHER ASSETS
  Notes Receivable - Stockholders                                     $     174,839     $     167,138
  Goodwill (Less Accumulated Amortization of $21,986 and
   $13,125 in 1997 and 1996, Respectively)                                  382,287            52,507
  Other Assets                                                               26,805              --
                                                                      -------------     -------------
        Total Other Assets                                            $     583,931     $     219,645
                                                                      -------------     -------------

        Total Assets                                                  $   1,957,534     $   1,122,308
                                                                      =============     =============

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                   1997              1996
                                                               -------------     -------------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes Payable - Bank                                         $      74,948     $        --
  Current Maturities of Long-Term Debt                               341,602           270,065
  Current Portion of Notes Payable - Stockholders                    149,808             4,606
  Accounts Payable                                                   588,604           372,709
  Advances from Stockholder                                          200,000             7,386
  Accrued Expenses                                                    66,587           102,570
  Checks Written in Excess of Cash in Bank                              --              24,869
                                                               -------------     -------------
        Total Current Liabilities                              $   1,421,549     $     782,205
                                                               -------------     -------------

LONG-TERM LIABILITIES
  Notes Payable - Stockholders (Net of Current
   Maturities Shown Above)                                     $     171,591     $     121,545
  Long-Term Debt (Net of Current Maturities Shown Above)              17,176              --
                                                               -------------     -------------
        Total Long-Term Liabilities                            $     188,767     $     121,545
                                                               -------------     -------------

        Total Liabilities                                      $   1,610,316     $     903,750
                                                               -------------     -------------


MINORITY INTEREST IN SUBSIDIARY                                $      14,783              --
                                                               -------------     -------------

STOCKHOLDERS'S EQUITY
  Common Stock, No Par Value; Authorized 12,500,000 Shares,
   Issued and Outstanding 2,944,850 Shares in 1997 and
   2,613,650 Shares in 1996                                    $   2,205,638     $   1,623,838
  Accumulated Deficit                                             (1,873,203)       (1,405,280)
                                                               -------------     -------------
        Total Stockholders' Equity                             $     332,435     $     218,558
                                                               -------------     -------------

        Total Liabilities and Stockholders' Equity             $   1,957,534     $   1,122,308
                                                               =============     =============

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                     1997                1996
                                                -------------       -------------
SALES                                           $   2,653,774       $   2,126,250

COST OF SALES                                       1,862,068           1,410,016
                                                -------------       -------------

GROSS PROFIT                                    $     791,706       $     716,234
                                                -------------       -------------

EXPENSE
  Selling                                       $     376,218       $     774,540
  General and Administrative                          846,515             717,658
                                                -------------       -------------
        Total Expense                           $   1,222,733       $   1,492,198
                                                -------------       -------------

LOSS FROM OPERATIONS                            $    (431,027)      $    (775,964)
                                                -------------       -------------

OTHER (INCOME) EXPENSE
  Interest Expense                              $      38,757       $      49,721
  Interest Income                                     (11,690)               --
  Miscellaneous Income                                 (4,754)             (6,002)
                                                -------------       -------------
        Total Other Expense                     $      22,313       $      43,719
                                                -------------       -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES      $    (453,340)      $    (819,683)

MINORITY INTEREST IN INCOME OF
 CONSOLIDATED SUBSIDIARY                              (14,283)               --

PROVISION FOR INCOME TAXES                               (300)               (300)
                                                -------------       -------------

NET LOSS                                        $    (467,923)      $    (819,983)
                                                =============       =============

NET LOSS PER COMMON SHARE                       $       (0.16)      $       (0.35)
                                                =============       =============

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                  Common Stock                                   Total
                                         ------------------------------     Accumulated      Stockholders'
                                            Shares            Amount          Deficit            Equity
                                         -------------    -------------    -------------     -------------
BALANCE, DECEMBER 31, 1995                   1,946,250    $     757,500    $    (585,297)    $     172,203

   Common Stock Issued                         569,350          746,600             --             746,600

   Common Stock Issued for Services
    Performed                                   98,050          119,738             --             119,738

   Net Loss                                       --               --           (819,983)         (819,983)
                                         -------------    -------------    -------------     -------------

BALANCE, DECEMBER 31, 1996                   2,613,650    $   1,623,838    $  (1,405,280)    $     218,558

   Common Stock Issued                         244,250          324,000             --             324,000

   Common Stock Issued for Fun Time
    Foods, Inc. Acquisition                     50,000          100,000             --             100,000

   Common Stock Issued for Services
    Performed and Equipment Purchased           86,950          157,800             --             157,800

   Net Loss                                       --               --           (467,923)         (467,923)
                                         -------------    -------------    -------------     -------------

BALANCE, DECEMBER 31, 1997                   2,994,850    $   2,205,638    $  (1,873,203)    $     332,435
                                         =============    =============    =============     =============

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                   1997              1996
                                                              -------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash Received from Customers                                $   2,558,375     $   2,038,496
  Cash Paid to Suppliers and Employees                           (2,960,794)       (2,353,592)
  Interest Received                                                  11,690              --
  Interest Paid                                                     (45,615)          (74,580)
  Income Taxes Paid                                                    (300)             --
                                                              -------------     -------------
             Net Cash Used by Operating Activities            $    (436,644)    $    (389,676)
                                                              -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Property and Equipment                         $     (98,945)    $    (426,984)
  Proceeds from the Sale of Property and Equipment                    2,143              --
  Increase in Due from Affiliates                                      (500)             --
                                                              -------------     -------------
             Net Cash Used by Investing Activities            $     (97,302)    $    (426,984)
                                                              -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in Notes Receivables - Officer                              --       $     (73,615)
  Net Borrowings on Line of Credit                                   74,948              --
  Proceeds from Long-Term Debt                                       15,588           270,065
  Payments on Long-Term Debt                                        (31,732)          (62,991)
  Payments on Notes Payable - Stockholders                          (12,138)         (191,690)
  Proceeds from Notes Payable - Stockholders                        200,000           126,151
  Net Decrease in Checks Written in Excess of Cash in Bank          (24,869)          (33,060)
  Proceeds from the Issuance of Common Stock                        324,000           781,800
                                                              -------------     -------------
             Net Cash Provided by Financing Activities        $     545,797     $     816,660
                                                              -------------     -------------

NET INCREASE IN CASH                                          $      11,851     $        --
Cash - Beginning of Year                                               --                --
                                                              -------------     -------------
CASH - END OF YEAR                                            $      11,851     $        --
                                                              =============     =============

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                    $    (467,923)    $    (819,983)
  Adjustments to Reconcile Net Loss to Cash
   Used by Operating Activities:
    Depreciation and Amortization                                   142,911           323,113
    Loss on Sale of Assets                                            2,145              --
    Issuance of Common Stock in Exchange for Services               139,800           119,738
    Reduction of Common Stock for Direct Costs Associated
     with Issuance of Common Stock                                     --             (35,200)
    Minority Interest                                                14,783              --
    (Increase) Decrease in Current Assets:
       Accounts Receivable                                         (110,182)          (94,918)
       Inventories                                                 (113,956)          (22,280)
       Prepaid Expenses                                             (10,607)           33,810
       Slotting Allowance                                           (15,000)           21,400
       Other Assets                                                 (26,305)             --
    Increase (Decrease) in Current Liabilities:
       Accounts Payable                                              57,907            84,644
       Accrued Expenses                                             (50,217)             --
                                                              -------------     -------------
             Net Cash Used by Operating Activities            $    (436,644)    $    (389,676)
                                                              =============     =============

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 1   DESCRIPTION OF BUSINESS

         Gourmet Regency Coffee Company and Subsidiaries (the Company) is a producer and wholesale distributor of specialty gourmet coffee. In addition to distributing specialty gourmet coffee, the Company distributes jams, chips, and other food products. The Company purchases their raw coffee through their proprietary relationships with brokers, importers and origin country federations. The main sales focus of the Company is in the United States within the wholesale supermarket arena.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements as of December 31, 1997 and for the year then ended, include the accounts of Gourmet Regency Coffee Company, Robert's Fun Time Foods, Inc. and Robert's Wholesale Foods, LLC. On October 14, 1997, Gourmet Regency Coffee Company formed Robert's Wholesale Foods, LLC with another company, in which they are equal owners. The consolidated financial statements include the accounts of Robert's Wholesale Foods, LLC because the Company has the ability to exercise control over the 50% owned subsidiary. All significant intercompany transactions have been eliminated.

         REVENUE RECOGNITION

         The Company's policy is to invoice customers upon shipment and recognize revenue and associated expenses accordingly.

         ACCOUNTS RECEIVABLE
         The Company accounts for estimated uncollectible accounts by the reserve method. As of December 31, 1996, one customer's balance was approximately 23.7% of accounts receivable.

         SALES TO MAJOR CUSTOMER
         As of December 31, 1997 and 1996, sales to one customer accounted for 13.4% and 19.6%, respectively, of gross sales of the Company.

         INVENTORY
         Inventory is valued at the lower of cost (first-in, first-out) or market and consists primarily of finished goods.

         SLOTTING ALLOWANCES AND INITIAL FREE FILLS
         Gourmet Regency Coffee Company has elected to capitalize certain up-front costs incurred for the benefit of obtaining favorable shelf space and for providing the customer one initial free fill within certain locations and facilities. These capitalized costs are being amortized on a straight-line basis, over a six-month period. The unamortized balance of these slotting allowances and initial free fills at December 31, 1997 and 1996 was $20,317 and $5,317, respectively.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         DEPRECIATION AND AMORTIZATION
         Property and equipment are recorded at cost. Depreciation is provided for by straight-line and accelerated methods based on the estimated useful lives of the assets.

                 Equipment - Coffee Centers                     3 Years
                 Equipment - Brewers and Grinders               7 Years
                 Equipment - Office                             5 Years
                 Vehicles                                       5 Years
                 Furniture and Fixtures                         7 Years
                 Leasehold Improvements                         5 Years

         GOODWILL
         The Company is amortizing goodwill on a straight-line method over 15 years. Goodwill shown in the consolidated financial statements relates to the purchase of Wholesale Regency Coffee in 1993 and Robert's Fun Time Foods, Inc. on December 15, 1997. Amortization expense was $8,861 and $4,375 in 1997 and 1996, respectively. The Company periodically reviews the value of goodwill to determine if impairment has occurred. Based upon its review, the Company does not believe that an impairment of its goodwill has occurred.

         INCOME TAXES
         Effective April 1, 1996, Gourmet Regency Coffee Company voluntarily terminated their S corporation election and began being taxed as a regular C corporation. Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which, among other things, requires that deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. A valuation allowance is recorded when it is more likely than not that a deferred tax asset will not be realized.

         Robert's Wholesale Foods, LLC has elected to be taxed as a partnership under the provisions of the Internal Revenue Code. As a limited liability company, taxable income is reported by its members on a pro-rata basis and income taxes are paid by the individual members.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING COSTS
         Advertising costs are charged to operations when incurred because they generally occur in the same period as the benefit is derived. The Companies do not incur any direct response advertising costs. Advertising expense was approximately $54,000 and $153,000 during the years ended December 31, 1997 and 1996, respectively.

         LOSS PER SHARE
         The Company adopted SFAS #128 Earnings per Share (EPS) in 1997 and has reported basic EPS, which is the net loss divided by the weighted-average number of common shares outstanding for the period. The calculation of diluted loss per share is not presented because all common stock equivalents are anti-dilutitive. All prior periods have been restated for this new accounting standard. Weighted shares outstanding were 2,860,349 and 2,352,003 at December 31, 1997 and 1996, respectively.

         SUMMARY OF NON-CASH TRANSACTIONS
         The Company recorded the following non-cash transactions during the years ended December 31, 1997 and 1996:

                                                       1997                      1996
                                              ---------------------      --------------------
                                               Shares       Amount       Shares       Amount
                                              -------     ---------      ------     ---------
           Common Stock Issued for
             Services Performed and
             Equipment Purchased               86,950     $ 157,800      98,050     $ 119,738

           Common Stock Issued as
             Part of Acquisition of Fun
             Time Foods, Inc.                  50,000       100,000           -             -
                                              -------     ---------      ------     ---------


                                              136,950     $ 257,800      98,050     $ 119,738
                                              =======     =========      ======     =========

         Also, as part of the acquisition of Fun Time Foods, Inc., the Company entered into a $200,000 twelve-month promissory note with the first payment becoming due and payable in March 1998.

         During 1996, the Company reduced the proceeds from the issuance of common stock by $35,200 resulting from direct costs associated with the sale of shares of common stock.

         RECLASSIFICATIONS
         Certain amounts in the December 31, 1996 financial statements have been reclassified to conform with the presentation in the current year consolidated financial statements. There is no effect on the net loss or total equity as a result of these reclassifications.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 3   ACQUISITION

         On December 15, 1997, Gourmet Regency Coffee Company, through its wholly owned subsidiary, Robert's Fun Time Foods, Inc., acquired 100% of the stock of Fun Time Foods, Inc. in exchange for a 6% twelve-month promissory note in the amount of $200,000 and 50,000 shares of Gourmet Regency Coffee Company's stock valued at $2.00 per share. The seller guarantees the collection of the accounts receivable balance of $125,182 purchased in the acquisition. The balance of the note payable will be reduced on a pro rata basis if any of the accounts receivable prove to be uncollectible. The acquisition has been accounted for as a purchase and the results of operations of Robert's Fun Time Foods, Inc. have been included in the Company's consolidated financial statements since the acquisition. The purchase price was allocated based on the estimated fair values at the date of the acquisition. The excess of the purchase price over assets acquired was $338,641 and is being amortized over 15 years on a straight-line basis.

         The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and Fun Time Foods, Inc. as if the acquisition had occurred at the beginning of 1996, with pro forma adjustments to give effect to amortization of goodwill, interest expense on the note payable and certain other adjustments.

                                                      1997            1996
                                                 -------------    -------------

             Net Sales                             $ 4,161,600      $ 3,754,594
                                                 =============    =============

             Net Loss                              $  (507,661)     $  (808,463)
                                                 =============    =============

             Net Loss Per Share                    $     (0.17)     $     (0.34)
                                                 =============    =============

NOTE 4   NOTES RECEIVABLE - STOCKHOLDERS

         During the years ended December 31, 1997 and 1996, the Company made various non-interest bearing advances to two stockholders with no defined repayment terms. The balances under these arrangements were $174,839 and $167,138 at December 31, 1997 and 1996, respectively.

NOTE 5   NOTES PAYABLE - BANK

         At December 31, 1997, two of the Companies had separate revolving lines of credit with maximum borrowing limits of $25,000 and $100,000, respectively. All borrowings under the lines are personally guaranteed by an officer and stockholder of the Company and bear variable rates of interest (17.5% and 9.5% at December 31, 1997, respectively). Amounts outstanding on these lines at December 31, 1997 were $24,948 and $50,000, respectively.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 6   LONG-TERM DEBT

         Description                                  Security/Guaranties             1997             1996
         -----------                                  -------------------         -----------      -----------
         Long Lake State Bank - Refinanced in         Secured by substantially
         December 1997, five monthly payments of      all assets of Gourmet
         $5,000, which includes interest at 11%       Regency Coffee
         beginning December 27, 1997. Entire          Company and personal
         unpaid principal and accrued interest        guaranty by a
         due May 27, 1998.                            stockholder.                 $  239,904       $  270,065

         Prior Lake State Bank - Monthly              Vehicle and personal
         payments of $346 which includes interest     guaranty by a
         at 8.15%. Due May 15, 2000.                  stockholder.                    15,298                 -

         Charter Bank of Eau Claire, Wisconsin -
         Monthly payments of $1,455, which            Vehicle and personal
         includes interest at 10.9%. Due              guaranty by a
         January 19, 1999.                            stockholder.                    17,611                 -

         Charter Bank of Eau Claire, Wisconsin -      Vehicle and personal
         Monthly payments of $397, which includes     guaranty by a
         interest at 8.75%. Due October 15, 1999.     stockholder.                     7,932                 -

         Charter Bank of Eau Claire, Wisconsin -
         Monthly payments of $2,683, which            Vehicle and personal
         includes interest at 10.25%. Due             guaranty by a
         March 1, 1998.                               stockholder.                    57,965                 -

         Charter Bank of Eau Claire, Wisconsin -
         Single payment of $20,068 was due on
         December 31, 1997; note has been             Vehicle and personal
         extended and is in the process of being      guaranty by a
         refinanced.                                  stockholder.                    20,068                 -
                                                                                  -----------      -----------

                Total                                                              $  358,778       $  270,065
         Less:  Current Maturities                                                   (341,602)               -
                                                                                  -----------      -----------
                Total Long-Term Debt                                               $   17,176       $  270,065
                                                                                  ===========      ===========

         As of December 31, 1997, the future principal payments on the above long-term debt are as follows:

         Year Ending December 31,                                Amount
         ------------------------                                ------

                  1998                                          $ 341,602
                  1999                                              8,171
                  2000                                              9,005
                                                               ----------
                     Total                                      $ 358,778
                                                               ==========

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 7   NOTES PAYABLE - STOCKHOLDERS

           Description                                             1997           1996
           -----------                                          ----------     ----------
           Note Payable - Stockholder - $100,000 payment
           due March 1, 1998; $50,000 payment due June 1,
           1998, which includes interest at 6%. Entire
           remaining unpaid principal and accrued interest
           due January 2, 1999.                                 $  200,000              -

           Note Payable - Stockholder - Monthly payments
           of $1,425, which includes interest at 11%. Due
           August 1999.                                            121,399        126,151
                                                                ----------     ----------

                  Total                                         $  321,399     $  126,151

           Less: Current Portion                                  (149,808)        (4,606)
                                                                ----------     ----------

                  Long-Term Notes Payable - Stockholders        $  171,591     $  121,545
                                                                ==========     ==========

NOTE 8   DUE TO STOCKHOLDERS

         During the years ended December 31, 1997 and 1996, the Company received advances from officers and stockholders. The notes are non-interest bearing and have no defined repayment terms. At December 31, 1997 and 1996, the balance under these advances was $200,000 and $7,386, respectively. All advances were repaid by January 31, 1998.

NOTE 9   STOCKHOLDERS' EQUITY

         The Gourmet Regency Coffee Company Board of Directors authorized the following transactions:

          * On November 25, 1997, the Board of Directors of Gourmet Regency Coffee Company authorized a 2 for 1 reverse stock split. All references in the financial statements with regard to the common stock have been restated to reflect the reverse stock split.

          * On March 20, 1997, 52,500 common shares were issued for services performed in 1997 on behalf of Gourmet Regency Coffee Company by assisting in the distribution of products to retail supermarkets in the Twin Cities area.

          * On October 28, 1997, 4,950 common shares were issued for services performed in 1997 and another 4,500 common shares were issued in exchange for equipment, which was purchased from a stockholder. On November 26, 1997, 25,000 common shares were issued for services performed in 1997 by a stockholder.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 9   STOCKHOLDERS' EQUITY (CONTINUED)

          * On December 15, 1997, 50,000 common shares were issued to the former owner of Fun Time Foods, Inc. as part of the acquisition.

          * In 1996, Gourmet Regency Coffee Company issued 98,050 common shares to four different stockholders as consideration for services performed.

         In 1997 and 1996, as a result of certain transactions, Gourmet Regency Coffee Company recorded compensation expense of $139,800 and $119,738, respectively, and capitalized equipment costs of $18,000 and $-0-, respectively, based on the fair market value of the services performed or equipment acquired.

NOTE 10  INCOME TAXES

         The provision for income tax expense consists of the following components:

                                            Federal        State         Total
                                          ----------    ----------    ----------
         Year Ended December 31, 1997
         -- Current                       $     --      $      300    $      300
         -- Deferred                            --            --            --
                                          ----------    ----------    ----------
             Tax Provision, Net           $     --      $      300    $      300
                                          ==========    ==========    ==========

         Year Ended December 31, 1996
         -- Current                       $     --      $      300    $      300
         -- Deferred                            --            --            --
                                          ----------    ----------    ----------
             Tax Provision, Net           $     --      $      300    $      300
                                          ==========    ==========    ==========

         Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforwards that create deferred tax assets and liabilities are as follows:

                                                       1997            1996
                                                   -----------     -----------
Deferred Tax Assets:
Net Operating Loss Carryforward                    $   403,000     $   227,000
  Less: Valuation Allowance                           (403,000)       (227,000)
                                                   -----------     -----------
Net Deferred Tax Asset                             $      --       $      --
                                                   ===========     ===========

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 10  INCOME TAXES (CONTINUED)

         Actual income expense varied from "expected" tax benefit (computed by applying the United States Federal corporate income tax rate of 35 percent for the years ended December 31, 1997 and 1996 to loss before taxes) as follows:

                                                                    1997             1996
                                                               ------------     ------------
         Computed "Expected" Tax Benefit                       $   (159,000)    $   (287,000)
         S-Corporation Losses                                          --             72,000
                                                               ------------     ------------
             Sub-total                                         $   (159,000)    $   (215,000)
         Increase (Benefit) in Income Taxes Resulting from:
           State Income Taxes                                           300              300
           Other                                                    (17,000)         (12,000)
           Increase in Valuation Allowance                          176,000          227,000
                                                               ------------     ------------
             Total Provision for Income Taxes                  $        300     $        300
                                                               ============     ============

         At December 31, 1997, the Company has available federal and state net operating loss (NOL) carryforwards which expire as follows:

             Year Originating            Year Expiring               Amount
             ----------------            -------------               ------
                   1996                      2011                $   610,000
                   1997                      2012                    450,000
                                                                 -----------

                   Total                                         $ 1,060,000
                                                                 ===========

NOTE 11  OPERATING LEASES AND RELATED PARTY TRANSACTIONS

         During a portion of the year ended December 31, 1997 and all of 1996, Gourmet Regency Coffee Company leased warehouse/plant space on a month-to-month basis plus its pro rata share of utilities and other common area maintenance expenses. Gourmet Regency Coffee Company entered into a lease agreement for its new warehouse and office space, which commenced on March 1, 1997 and extends through February 28, 2002. The lease calls for minimum base rent of $7,578 per month plus the Company's pro-rata share of operating expenses and real estate taxes.

         The Company leases seven vehicles under operating lease agreements, which expire at various dates through November 2002.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 11  OPERATING LEASES AND RELATED PARTY TRANSACTIONS (CONTINUED)

         Effective December 15, 1997, the Company entered into an operating lease with a stockholder for rental property used as warehouse space. The lease requires monthly payments of $1,700 plus utilities. The agreement terminates on December 31, 1999 and can be automatically renewed on the same terms for an additional period of three years. There was no lease expense for the year ended December 31, 1997.

         Total rent expense during the years ended December 31, 1997 and 1996 was approximately $130,000 and $54,000, respectively. Future minimum rent payments under non-cancelable leases are as follows:

             Year Ending December 31,                          Amount
             ------------------------                          ------
                     1998                                    $ 167,438
                     1999                                      160,425
                     2000                                      135,624
                     2001                                      129,960
                     2002                                       36,670
                                                             ---------
                         Total                               $ 630,117
                                                             =========

         As of December 31, 1997, the Company owes a related party $133,761 for inventory acquired. The related party represents the other company owning 50% of Robert's Wholesale Foods, LLC.

NOTE 12  STOCK OPTION PLANS AND WARRANTS

         On December 11, 1995, the Directors of the Company adopted, and the stockholders approved, the Company's Employee Incentive Stock Option Plan (the "Plan") pursuant to which the Company may grant stock options to employees and directors of the Company. The Plan permits the granting of "incentive stock options" meeting the requirements of
         Section 422 of the Internal Revenue Code, as amended, and nonqualified stock options, which do not meet such requirements. The Company has reserved 750,000 shares of Common Stock for issuance upon exercise of options granted under the Plan.

         The Plan is administered by the Board of Directors of the Company, or a committee thereof, which has the discretion to select the optionees and to establish the terms and conditions of each option, subject to provisions of the Plan. The exercise price for an incentive stock option granted under the Plan may not be less than the fair market value of the Company's Common Stock as of the date the option is granted. The term of each incentive stock option is determined by the Board but may not exceed ten years from the date the option is granted. Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and are subject to certain other transactions and restrictions. Nonqualified stock options are not subject to exercise price and transfer restrictions required with respect to incentive stock options.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 12  STOCK OPTION PLANS AND WARRANTS (CONTINUED)

         The Company applies APB Opinion No. 25 in accounting for its stock options plans. Accordingly, no compensation cost has been recognized for the Plan if the exercise price is equal to the fair market value of the stock at the date of grant. Had compensation cost been determined on the basis of fair value pursuant to SFAS No. 123, the net loss would have been as follows:

                                                   1997                1996
                                                ----------          ----------

         Net Loss as Reported                   $ (467,923)       $   (819,983)
                                                ==========        ============

         Proforma                               $ (856,699)       $ (1,034,126)
                                                ==========        ============

         The fair value of each option granted is estimated on the grant date. The following assumptions were made in estimating the fair value for options granted in 1997 and 1996:

                                                    1997              1996
                                                ------------      ------------
         Dividend Yield                                  0%                0%
         Risk Free Interest Rate                     5.705%            6.265%
         Weighted Average Expected Life          8.42 Years        6.13 Years
         Weighted Average Fair Value                  $ .85             $ .61

         Following is a summary of stock option transactions:

                                                       Number of Shares
                                               --------------------------------
                                               Incentive Stock    Non Statutory
                                                 Option Plan      Stock Options
                                               ---------------    -------------
         Outstanding at December 31, 1995            272,474                -
           Granted at $.668 to $4.00 per share       327,474           25,000
                                               ---------------    -------------
         Outstanding at December 31, 1996            599,948           25,000
           Granted at $1.48 to $2.00 per share       145,000          312,500
                                               ---------------    -------------

         Outstanding at December 31, 1997            744,948          337,500
                                               ===============    =============

         As of December 31, 1997, all shares are exercisable, however, no options have been exercised under the option plans. On February 26, 1997, 37,500 warrants were issued in connection with the Company's prior financing efforts. At December 31, 1997, these warrants remained outstanding. Each warrant allows the holder to acquire one share of common stock for a purchase price of $2.00 per share. The warrants are exercisable at any time through February 20, 2002.

                 GOURMET REGENCY COFFEE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 13  CONTINGENCIES

         LITIGATION
         A stockholder of Gourmet Regency Coffee Company has asserted a claim against either the Company or the majority stockholder claiming they are entitled to $24,000 which represents the balance owed to the stockholder under an employment agreement. The Company has denied liability to this individual, and believes the litigation is without merit. No accrual has been made in these financial statements related to this contingency.

         EMPLOYMENT AGREEMENT
         Roberts Fun Time Foods, Inc. has an employment agreement with its former owner, which provides for an initial five-year term and annual renewal options. The employment agreement stipulates employment terms, compensation, and other employment benefits, and provides for noncompete provisions upon resignation or termination.

         Gourmet Regency Coffee Company also has employment agreements with two of its stockholders, which provide for an initial one-year term and annual renewal options. The employment agreements stipulate employment terms, compensation and other employment benefits, and provide for noncompete provisions upon resignation or termination.

NOTE 14  PRIVATE PLACEMENT

         On December 1, 1997, the Company authorized the private placement of 1,250,000 shares of its common stock. Subsequent to December 31, 1997, and as a result of the private placement, the Company has issued 147,000 shares and has received proceeds of $294,000. All common shares are being offered at $2.00 per share.


NOTE 15  PENDING COMBINATIONS

         In late 1997, Gourmet Regency Coffee Company agreed to acquire all of the outstanding common stock of Cameron's Coffee Company. The terms of the agreement have not yet been finalized. The Company intends to finance this transaction with a portion of the proceeds from the Private Placement (See Note 14 above).

         The Company has determined that a business combination with an existing publicly held company might be advantageous to the stockholders of the Company by increasing the likelihood of a market for shares of the common stock of the Company. The Company is pursuing negotiations with Lloyd Venture's, Inc.

                                     DRAFT
                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Cameron's Coffee Company, Inc.
Hayward, Wisconsin


We have audited the accompanying balance sheets of Cameron's Coffee Company as of September 30, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cameron's Coffee Company as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                         DRAFT
                                         LARSON, ALLEN, WEISHAIR & CO., LLP
Minneapolis, Minnesota
March 12, 1998

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                  BALANCE SHEETS - SEPTEMBER 30, 1997 AND 1996


                                                1997           1996
                                                ----           ----
                ASSETS

CURRENT ASSETS:
   Cash                                     $    17,874    $    46,429
   Accounts receivable (Note 2)                 298,310        236,620
   Inventory (Note 3)                           683,668        778,600
   Prepaid insurance                                712          5,066
   Prepaid income taxes (Note 7)                    -0-         59,979
                                            -----------    -----------

            Total current assets            $ 1,000,564    $ 1,126,694
                                            -----------    -----------


OTHER ASSETS:
   Due from stockholder (Note 11)           $   778,260    $   673,261
   Off premise bins and fixtures (Note 4)        81,609         76,321
   Trademark/start-up costs (Note 11)             4,982          4,982
                                            -----------    -----------

            Total other assets              $   864,851    $   754,564
                                            -----------    -----------


FIXED ASSETS (Note 5)                       $ 1,061,420    $ 1,079,830
 Less- Accumulated depreciation                (560,903)      (470,599)
                                            -----------    -----------

            Total fixed assets              $   500,517    $   609,231
                                            -----------    -----------

            Total assets                    $ 2,365,932    $ 2,490,489
                                            ===========    ===========

See notes to financial statements.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                  BALANCE SHEETS - SEPTEMBER 30, 1997 AND 1996


                                                     1997           1996
                                                     ----           ----
          LIABILITIES AND EQUITY

CURRENT LIABILITIES:
   Notes payable (Note 6)                         $   626,411    $   426,556
   Current portion long-term debt (Note 6)             55,763         99,597
   Accounts payable                                   363,514        329,377
   Accrued liabilities                                 47,328         58,972
                                                  -----------    -----------

            Total current liabilities             $ 1,093,016    $   914,502
                                                  -----------    -----------

LONG-TERM LIABILITIES:
   Long-term debt (Note 6)                        $    19,358    $   274,604
   Deferred income taxes (Note 7)                      65,257         68,531
                                                  -----------    -----------

            Total long-term liabilities           $    84,615    $   343,135
                                                  -----------    -----------

            Total liabilities                     $ 1,177,631    $ 1,257,637
                                                  -----------    -----------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' EQUITY:
   Common stock, no par value-
     Authorized, 2,800 shares
     Issued, 2,800 shares, of which 1,400
       shares are held in Treasury                $    32,396    $    32,396
   Retained earnings                                1,179,905      1,224,456
                                                  -----------    -----------

                                                  $ 1,212,301    $ 1,256,852
     Less- Treasury stock, at cost (Note 9)           (24,000)       (24,000)
                                                  -----------    -----------

            Total stockholders' equity            $ 1,188,301    $ 1,232,852
                                                  -----------    -----------

            Total liabilities and equity          $ 2,365,932    $ 2,490,489
                                                  ===========    ===========

See notes to financial statements.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                       1997            1996
                                                       ----            ----

SALES                                              $ 4,077,924     $ 4,172,713

COST OF SALES                                        3,110,107       3,276,198
                                                   -----------     -----------

         Gross profit on sales                     $   967,817     $   896,515
         Percent to sales                                23.73%          21.49%
                                                   -----------     -----------

         Loss due to market decline of inventory   $    27,791           $ -0-
                                                   -----------     -----------

OPERATING EXPENSES:
   Occupancy expense                               $    17,430     $    19,345
   Selling expense                                     361,964         332,774
   Administrative expense                              589,759         662,327
                                                   -----------     -----------

         Total operating expenses                  $   969,153     $ 1,014,446
                                                   -----------     -----------

         Operating income (loss)                   $   (29,127)    $  (117,931)
         Percent to sales                                 (.71)%         (2.83)%

OTHER INCOME (Note 12)                                  65,741          54,150
                                                   -----------     -----------

                                                   $    36,614     $   (63,781)
                                                   -----------     -----------

OTHER EXPENSE (Note 12)                            $    84,260     $    74,803
                                                   -----------     -----------

         Net income (loss) before income taxes     $   (47,646)    $  (138,584)
                                                   -----------     -----------

PROVISION FOR INCOME TAXES: (Note 7)
   Current                                         $       179     $        25
   Deferred                                             (3,274)          6,076
                                                   -----------     -----------

         Total income taxes                        $    (3,095)    $     6,101
                                                   -----------     -----------

         Net income (loss)                         $   (44,551)    $   144,685)
         Percent to sales                                (1.09)%         (3.47)%
                                                   ===========     ===========

See notes to financial statements.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                         STATEMENTS OF RETAINED EARNINGS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996




                                          1997           1996
                                          ----           ----

BALANCE, BEGINNING OF YEAR            $ 1,224,456     $ 1,369,141

Net income (loss) for the year            (44,551)       (144,685)
                                      -----------     -----------

BALANCE, END OF YEAR                  $ 1,179,905     $ 1,224,456
                                      ===========     ===========

See notes to financial statements.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                                  1997        1996
                                                                  ----        ----
CASH PROVIDED BY OPERATIONS:
  Net income (loss)                                            $ (44,551)   $(144,685)
  Adjustments to reconcile net income to net cash
   provided by operations-
      Loss (gain) from sale of assets, net of losses (gains)
        from asset sales/retirements                              12,262       (5,977)
      Depreciation and amortization                              125,825      120,581
      Deferred taxes                                              (3,274)       6,076
      (Increase) decrease in:
          Accounts and notes receivable                          (61,690)     100,792
          Inventories                                             94,932       57,180
          Other current assets                                    64,333      (10,669)
          Other assets                                            (5,288)       1,556
      Increase (decrease) in:
          Bank overdraft                                             -0-      (32,475)
          Accounts payable                                        34,137      150,072
          Accrued liabilities                                    (11,644)      13,477
                                                               ---------    ---------

               Cash provided by operations                     $ 205,042    $ 255,928
                                                               ---------    ---------

CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
  Capital expenditures                                         $ (46,679)   $(191,666)
  Proceeds from sale of equipment                                 17,306       20,336
  Net transfers to shareholder                                  (104,999)    (105,840)
  Trademarks/set-up costs                                            -0-       (4,982)
                                                               ---------    ---------

               Cash (used for) investing activities            $(134,372)   $(282,152)
                                                               ---------    ---------

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Short-term borrowing                                         $ 549,855    $ 206,000
  Long-term borrowing                                                -0-       73,270
  Reduction- short-term debt                                    (350,000)    (160,007)
  Reduction- long-term debt                                     (299,080)    (100,947)
                                                               ---------    ---------

               Cash provided by financing activities           $ (99,225)   $  18,316
                                                               ---------    ---------

               Increase (decrease) in cash                     $ (28,555)   $  (7,908)

               Cash at beginning of year                          46,429       54,337
                                                               ---------    ---------

               Cash at end of year                             $  17,874    $  46,429
                                                               =========    =========


See notes to financial statements.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                      STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996




                                                        1997         1996
                                                        ----         ----
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for-
                  Interest                            $ 62,872     $ 74,632
                                                      ========     ========

                  Income taxes                        $    179     $  9,374
                                                      ========     ========

NONCASH FINANCING ACTIVITIES:

     On March 1, 1996, Chevrolet trucks were purchased and financed with Heritage Bank of Hayward, in the amount of $34,003.

                         CAMERON'S COFFEE COMPANY, INC.
                               HAYWARD, WISCONSIN


                          NOTES TO FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1997 AND 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The summary of significant accounting policies of Cameron's Coffee Company, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements, including the use of management's estimates.

         a. Organization and Operation - Cameron's Coffee Company, Inc., a Wisconsin Corporation, is 100% owned by James H. Cameron. The Company, located in Hayward, Wisconsin, is a specialty coffee roaster with sales to wholesale and retail outlets within the Midwest.

         b. Cash and Cash Equivalents - The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

         c. Accounts Receivable - The majority of accounts receivable are due from wholesale and retail outlets and are considered collectible. Accordingly, no allowance for doubtful accounts is required. If an account becomes uncollected, it will be charged to operations when that determination is made. For the fiscal years ended September 30, 1997 and 1996, $16,250 and $3,804, respectively, were charged to bad debts.

         d. Inventories - Inventories are stated at the lower of cost or market. The unroasted coffee inventory cost is determined using the specific identification method, and the packaging supplies and other coffee inventories are determined using the first-in, first-out (FIFO) method. See Note 3 for the components and additional information relating to inventories.

         e. Property and Equipment - Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in earnings. Expenditures for maintenance, repairs, and improvements which do not materially extend the useful lives of the assets are charged to earnings.

                  Items of property and equipment are depreciated for financial reporting purposes based on the following estimated useful lives:

                           Buildings and improvements         39 years
                           Machinery and equipment          5-12 years
                           Office furniture and equipment   5-12 years
                           Company vehicles                  5-7 years
                           Equipment- off premise           7-12 years

         f. Income Taxes - Accounting policies used for federal and state income tax purposes are consistent with those for financial reporting purposes except for depreciation methods and useful lives of fixed assets purchased, which are based on the accelerated cost recovery system for income tax purposes. These differences create a deferred tax liability which represents the future tax consequences of those differences, which will be taxable when the assets are recovered.

         g. Reclassifications - Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

         h. Significant Customers - The Company has three significant customers which account for approximately 55% and 59% of its gross sales for 1997 and 1996, respectively. Accounts receivable from these customers at September 30, 1997 and 1996 were as follows:

                                                1997          1996
                                                ----          ----

                     Milwaukee Biscuit       $  51,086       $    -0-
                     Bradley Distributing       80,534         72,683
                     La Minita Coffee           49,020            -0-
                                             ---------       --------

                                             $ 180,640       $ 72,683
                                             =========       ========

         i. Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - ACCOUNTS RECEIVABLE:

At September 30, 1997 and 1996, accounts receivable included receivable from shareholder and employees as follows: 1997 1996

                     Receivable from shareholder    $   350    $  1,150
                     Receivable from employees          410       2,667
                                                    -------    --------

                          Total                     $   760    $  3,817
                                                    =======    ========


No interest income was recorded on those accounts for the years ended September 30, 1997 and 1996.

NOTE 3 - INVENTORY:

Inventories at September 30, 1997 and 1996 consist of the following:

                                                  1997         1996
                                                  ----         ----
         Coffee-
           Unroasted                          $  410,381     $  339,594
           Roasted                                65,270        109,941
           Supplies                               42,802         56,251
         Packaging supplies                      193,006        272,814
                                              ----------     ----------

                                              $  711,459     $  778,600
         Less- Writedown to market value          27,791            -0-
                                              ----------     ----------

                                              $  683,668     $  778,600
                                              ==========     ==========

NOTE 4 - OFF PREMISE BINS AND FIXTURES:

The Company provides display bins and fixtures to customers selling coffee at the customer locations. The Company has determined the useful life of these fixtures to be two years and amortizes the cost over that period. Bins and fixtures consisted of the following as of September 30:

                                                  1997           1996
                                                  ----           ----

                  Bins and fixtures            $  170,459     $ 169,474
                  Less- Amortization of cost      (88,850)      (93,153)
                                               ----------     ---------

                                               $   81,609     $  76,321
                                               ==========     =========

NOTE 5 - FIXED ASSETS:

Fixed assets at September 30, 1997 and 1996 consisted of the following:

                                                    1997         1996
                                                    ----         ----
         Land                                  $    34,764    $    34,764
         Building                                   46,771         42,091
         Machinery and equipment                   376,949        351,130
         Furniture and fixtures                    178,334        174,417
         Company vehicles                          148,394        211,855
         Equipment- off premise                    276,208        265,573
                                               -----------    -----------

                                               $ 1,061,420    $ 1,079,830
           Less- Accumulated depreciation         (560,903)      (470,599)
                                               -----------    -----------

                                               $   500,517    $   609,231
                                               ===========    ===========

The depreciation expense was $125,825 and $120,581 for the years ended September 30, 1997 and 1996, respectively.

NOTE 6 - DEBT:

         a. Note Payable - Cameron's Coffee Company, Inc. has a revolving line-of-credit, payable on demand for $450,000 from Heritage Bank of Hayward. The note is secured by inventory, equipment, vehicles, accounts receivable and real estate, per a revolving credit and security agreement dated April 1, 1996, which renews a former agreement. The note bears interest at one percentage point over the Heritage Bank of Hayward's reference rate, which was 9.5% at September 30, 1997, and interest is to be paid monthly. As of September 30, 1997 and 1996, the Company had $417,556 and $406,556 outstanding, respectively.

                  The terms and conditions of the revolving credit agreement can be summarized as follows:

                           All outstanding debt under the agreement shall be personally guaranteed by the Company's sole shareholder.

                           Expenditures for fixed or capital assets shall not exceed $50,000 in any fiscal year, excluding off-premise fixed assets, without written permission of the lender.

                           The Company's current ratio shall not be less than
                           1.00 to 1.00.

                           The Company shall maintain a ratio of total liabilities to tangible net worth of not greater than
                           1.50 to 1.00.

                           Total borrowings may not exceed the sum of 75% of inventory plus 75% of accounts receivable.

                           Various other restrictions on payment of dividends and compensation to the Company's sole stockholder, and assignment of $1,000,000 on the life of the sole shareholder.

                           The Company shall maintain tangible net worth of not less than $1,400,000.

                           The Company shall furnish borrowing base certificates and monthly financial statements to the lender.

                  As of September 30, 1997, the Company was in non-compliance with certain provisions of the credit agreement; however, the Bank is aware of the conditions and is monitoring the Company's progress toward achieving full compliance.

         b. Short-Term Debt - The short-term debt consists of the following at September 30, 1997 and 1996:

                                                             1997       1996
                                                             ----       ----

                  Note payable, unsecured, due on
                    demand, including interest at 9.0%    $    -0-   $ 15,000

                  Note payable, unsecured, due on
                    demand, including interest at 9.0%         -0-      5,000

                  Note payable, unsecured, due on
                    demand, including interest at 8.0%       6,000        -0-

                  Note payable to Heritage Bank
                    of Hayward, due December 1, 1997
                    secured by fixtures, equipment,
                    and a general business security
                    agreement on vehicles, accounts
                    receivable, and inventories,
                    in one installment including
                    interest at 9.5%                       202,855        -0-

                  Revolving line of credit                 417,556    406,556
                                                          --------   --------

                                                          $626,411   $426,556
                                                          ========   ========

         c. Long-Term Debt - The long-term debt consists of the following at September 30, 1997 and 1996:


                                                                   1997         1996
                                                                   ----         ----
                  Note payable to Heritage Bank of Hayward,
                    due April 1, 1998, secured by vehicles
                    and a general business security agreement
                    on equipment, fixtures, inventories and
                    receivables, with monthly installments of
                    $4,378, including interest at 9.50%         $  33,652    $  80,466

                  Note payable to Heritage Bank of Hayward,
                    due April 1, 1997, secured by fixtures,
                    equipment, and a general business
                    security agreement on vehicles, accounts
                    receivable, and inventories, with monthly
                    installments of $4,280, including
                    interest at 9.50% (Loan originally due
                    April 1, 1997, is expected to be
                    refinanced for two years at current rate)         -0-      223,391

                  Note payable to First Federal Bank of Eau
                    Claire, FSB, due December 1998, secured
                    by a 1991 Ford Van, with monthly
                    installments of $195, including interest
                    at 9.50%                                          -0-        4,728

                  Note payable to Heritage Bank of Hayward,



                    due March 1, 1999, secured by three
                    trucks, with monthly installments of
                    $1,080, including interest at 8.5%             13,070       28,923

                  Note payable to Heritage Bank of Hayward,
                    due April 15, 2001, secured by 1997 Ford
                    Supercab, with monthly installments of
                    $463, including interest at 8.0%               17,235       21,223

                  Note payable to Heritage Bank of Hayward,
                    due December 1, 1999, secured by 1995
                    Nissan Quest, with monthly installments
                    of $456, including interest at 8.5%            11,164       15,470
                                                                ---------    ---------

                                                                $  75,121    $ 374,201

                         Less- Current maturities                 (55,763)     (99,597)
                                                                ---------    ---------

                                                                $  19,358    $ 274,604
                                                                =========    =========


Aggregate annual principal and interest payments applicable to long-term debt for the five years subsequent to September 30, 1997:

    Year ending       Principal          Interest          Total
    -----------       ---------          --------          -----

      1998          $    55,763         $    3,792      $   59,555
      1999                9,814              1,315          11,129
      2000                6,426                488           6,914
      2001                3,118                 80           3,198
                    -----------         ----------      ----------

                    $    75,121         $    5,675      $   80,796
                    ===========         ==========      ==========

NOTE 7 - INCOME TAXES:

Prepaid income taxes consist of overpayments as of September 30 as follows:

                                          1997         1996
                                          ----         ----

                  Federal              $      -0-   $  47,004
                  State                       -0-      12,975
                                       ----------   ---------

                          Total        $      -0-   $  59,979
                                       ==========   =========

The net deferred tax liabilities in the accompanying balance sheets consist of temporary differences, due to depreciation and asset gains/losses for September 30, 1997 and 1996:

                                              1997         1996
                                              ----         ----

             Deferred tax liabilities     $   65,257     $  68,531
                                          ==========     =========

The provision for income taxes as of September 30 is comprised of the following components:

                                                      1997           1996
                                                      ----           ----

             Current income tax expense-
               Federal                              $     154      $     -0-
               State                                       25             25
                                                    ---------      ---------

             Current provision for income taxes     $     179      $      25
                                                    ---------      ---------

             Deferred income tax expense-
               Federal                              $  (2,615)     $   4,852
               State                                     (659)         1,224
                                                    ---------      ---------

             Deferred provision for income taxes    $  (3,274)     $   6,076
                                                    ---------      ---------

             Total provision for income taxes       $  (3,095)     $   6,101
                                                    =========      =========

The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under the provisions of FAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of the future changes in tax laws or rates are not considered.

NOTE 8 - COMMITMENTS AND CONTINGENCIES:

Cameron's Coffee Company, Inc. contracts for the purchase of unroasted coffee beans in advance of taking delivery. The initial contract requires the Company to determine the brand of beans to be purchased and the delivery date. The Company can fix the price per pound based on current market prices at any time up to the delivery date.

As of September 30, 1997 and 1996, the Company had fixed contracts totaling $631,153 and $617,577, respectively. The market value of those contracts were $636,188 and $630,784 as of September 30, 1997 and 1996, respectively. The unfixed contracts totaled $1,466,100 and $1,242,360 based on the current market prices as of September 30, 1997 and 1996, respectively. The actual amounts paid on these unfixed contracts will vary, depending on the market price in effect when the Company fixes the contract. The delivery dates on the September 30, 1997 contracts outstanding, fixed and unfixed, range from October 1996 through December 1997. These commitments and contingencies will be included in the financial statements as the Company receives delivery.

Cameron's Coffee Company, Inc. and Gourmet Regency Coffee Company agreed to distribute their products through a co-owned distribution company. Accordingly, they established Robert's Wholesale Foods, LLC. Each Company owns 50% of the distribution company. The relationship with Bradley Distributing, Inc. was termined October 14, 1997. In a complaint dated December 24, 1997, Bradley Distributing, Inc. commenced suit in the United States Court for the District of

Minnesota, alleging several counts, including breach of contract, and a claim that Bradley Distributing, Inc. was a franchise of the Company and was wrongly terminated.

In the opinion of management of Cameron's Coffee Company, Inc., the claims are groundless and will vigorously contest all claims raised by Bradley Distributing, Inc.

NOTE 9 - TREASURY STOCK:

At September 30, 1997 and 1996, the Company held 1,400 shares of its stock, at a cost of $17.14 per share. The shares were purchased in fiscal year ended September 30, 1987.

NOTE 10 - RETIREMENT BENEFITS:

On July 26, 1995, the Company established a salary deferral and profit sharing plan under Section 401(k) of the Internal Revenue Code. On September 1, 1995, the Plan became effective for deferrals. The Plan is eligible to all employees, with six months of full-time employment service, and have attained the age of
18. Eligible employees may elect to contribute up to 15% of their compensation to their 401(k) account subject to the Internal Revenue Service rules, with the Company matching 20% of employees contribution up to 5% of compensation. As of September 30, 1997 and 1996, the Company made contributions of $4,373 and $5,391, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS:

Periodically, the Company advances funds to its sole shareholder. There is no fixed repayment schedule for these advances; however, the Company receives periodic repayments and anticipates that future bonuses declared by the Company to the sole shareholder will be applied against the advances.

Interest charged to its sole shareholder for the years ended September 30, 1997 and 1996 was $42,835 and $39,802, respectively, and is included in the Company's interest income. Interest was computed based on the lowest Applicable Federal Rate which averaged 6.1% for 1997 and 6.63% for 1996.

The land and original building utilized by the Company are owned and leased to the Corporation by Mr. Cameron, the sole shareholder. The rent paid for the each of the years ended September 30, 1997 and 1996 was $42,000. The lease for the land, buildings, and improvements is an annually renewable lease with a rent of $3,500 per month. The Corporation pays all of the occupancy related expenditures, including the insurance, real estate taxes, and maintenance. No cash is transferred for the rent expense, but the shareholder account is reduced accordingly.

Future minimum lease payments under the above lease are $42,000 per year.

Cameron's Coffee Direct, Inc., a wholly-owned Subsidiary of Cameron's Coffee Company, Inc. was incorporated during fiscal year ended September 30, 1996. The corporation was inactive for the fiscal years ending September 30, 1997 and 1996.

NOTE 12 - OTHER INCOME AND OTHER EXPENSE:

Other income as of September 30 consists of:
                                                            1997       1996
                                                            ----       ----

                  Gain on sale of fixed assets           $  9,071   $  6,148
                  Interest income                          44,136     41,018
                  Miscellaneous income                      1,198        740
                  Insurance dividends                      11,336      6,244
                                                         --------   --------

                                                         $ 65,741   $ 54,150
                                                         ========   ========


Other expenses as of September 30 consists of:

                  Loss on sale/retirements of assets     $ 21,333   $    171
                  Interest expense                         62,927     74,632
                                                         --------   --------

                                                         $ 84,260   $ 74,803
                                                         ========   ========

NOTE 13 - LEASES:

The Company leases land, building, and warehouse from the sole shareholder. See
Note 11 for further comments.

The Company leases a vehicle from GE Capital for $371 per month. The lease covers a 30-month period and expires April 10, 1997. In November 1996, the vehicle was traded in on another vehicle which is leased for $368 per month. The lease term covers a 36-month term and expires October 29, 1999. Lease expense for years ended September 30, 1997 and 1996 was $3,683 and $4,457, respectively.

The Company leased a mailing machine and postage meter from Pitney Bowes for $366 per month, which was cancelled in 1996. Lease expense for year ended September 30, 1996 was $5,273.

The Company leases a mailing machine and postage meter from Pitney Bowes for $531 per quarter. The lease covers a 63-month period and expires October 10, 2001. Lease expense for years ended September 30, 1997 and 1996 was $2,123 and $531, respectively.

The Company leases a copy machine from HSI Business Center for $225 per month. The lease covers a 36-month period and expires December 1999. Lease expense for the year ended September 30, 1997 was $2,023.

The Company leases a building in Minocqua, Wisconsin, from an unrelated party, for $500 per month the first year, $550 per month the second year, and $600 per month the third year. The lease covers a three-year period and expires December 31, 1998. Lease expense for the years ended September 30, 1997 and 1996 was $6,515 and $6,176, respectively.

Future minimum lease payments for noncancellable operating leases with initial or remaining periods of one year or more at September 30, 1997 are as follows:

                  1998                                  $  16,290
                  1999                                     11,040
                  2000                                      3,534
                  2001                                      2,123

                  2002                                        -0-
                                                        ---------

                  Total Future Minimum Rental Payments  $  32,987
                                                        =========

NOTE 14 - CONCENTRATION OF CREDIT RISK:

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash with a high credit quality institution. At times, cash balances may be in excess of the FDIC insurance limit.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's sole shareholder, Mr. James Cameron, has an outstanding shareholder loan of $778,260 for 1997, with interest accrued at an average rate of 6.1% (based on the Applicable Federal Rates). This rate differs from those noted on debt (See Note 6).

                           CAMERON'S COFFEE CO., INC.
                               HAYWARD, WISCONSIN

                                   (UNAUDITED)

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1997

                                     1997
     CURRENT ASSETS
Cash                                72,541
Accounts Receivable                320,585
Due from Subsidiary                      0
Inventory - Coffee                 717,240
Inventory - Packaging Supplies     166,797
Prepaid Insurance                        0
Prepaid  Income Taxes                    0
Prepaid Expense                      1,254
                                  --------

     TOTAL CURRENT ASSETS                     1,278,418

     OTHER ASSETS
Due from Stockholders              801,339
Customer Lists                         510
Start-up Costs/Trademarks            4,472
Off Premise Bins and Fixtures       68,569
                                  --------

     TOTAL OTHER ASSETS                         874,890

     FIXED ASSETS
Building - Costa Rica                8,598
Leasehold Improvements              38,173
Machinery & Equipment              377,303
Land                                34,764
Furniture & Fixtures               178,334
Company Vehicles                   148,394
Accumulated Depreciation          (434,792)
                                  --------
                                   350,774

Off Premise Assets - Equipment     276,641
Accum Depr-Off Premise Assets     (156,711)
                                  --------
                                   119,930
     TOTAL FIXED ASSETS                         470,704

     TOTAL ASSETS                                         2,624,012

                           CAMERON'S COFFEE CO., INC.
                               HAYWARD, WISCONSIN

                                   (UNAUDITED)

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1997


                                         1997
     CURRENT LIABILITIES
Current Portion - L-T Debt              55,763
Notes Payable                          404,556
Notes Payable - B. Harrison                  0
Notes Payable - P Ringheim                   0
Notes Payable - T. Heinemann            10,000
Note Payable - Heritage                202,855
Accounts Payable                       654,485
Accounts Payable - Empl Benefits         4,220
Accrued Liabilities
     Payroll Taxes                       1,294
     Salaries & Wages                   19,315
     401(k) Payable                          0
     Real Estate Taxes                   6,540
     Interest                            6,113
     Income Taxes                            0
                                     ---------
     TOTAL CURRENT LIABILITIES                     1,365,141

     LONG-TERM LIABILITIES
Deferred Income Tax Expense             65,257
Notes Payable - Heritage St. Bank       21,230
Notes Payable - Heritage                10,025
Notes Payable - Heritage Bank           10,088
Notes Payable - Heritage St. Bank       16,191
Less-Current Portion L-T Debt          (55,763)
                                     ---------
     TOTAL LONG-TERM LIABILITIES                      67,027
     TOTAL LIABILITIES                                          1,432,168

     STOCKHOLDERS' EQUITY
Common Stock                            32,396
Less-Treasury Stock                    (24,000)
Retained Earnings-Appropriated          11,842
Ret Earnings - Unappropriated        1,168,064
Net Income                               3,542
                                     ---------

     TOTAL EQUITY                                  1,191,844
TOTAL LIABILITIES & EQUITY                                      2,524,012

                           CAMERON'S COFFEE CO., INC.
                               HAYWARD, WISCONSIN

                                   (UNAUDITED)

                                INCOME STATEMENT

                FOR THE THREE MONTHS ENDING 12/31/97 AND 12/31/96


                                    1997                                   1996

     SALES
Sales                              933,202                               1,095,373
Sales - Cafe Granado               118,789                                 101,125
Sales - Minocqua                     9,662                                   8,332
Refunds                             (2,917)                                 (6,659)
Cost of Sales                     (829,661)                               (891,778)
                                  --------                                --------

     GROSS PROFIT ON SALES                       229,076                   306,393

     OPERATING EXPENSE
Occupancy Expense                    9,388                                   4,497
Selling Expense                     83,343                                 110,005
Administrative Expense             129,791                                 142,163
                                   -------

     TOTAL OPERATING EXPENSE                     222,523                   255,665

NET OPERATING INCOME (LOSS)                                     6,553       49,729

     OTHER INCOME
Interest                            11,764                                  11,655
Insurance Dividends                      0                                      55

Miscellaneous                          362                                  11,327

     TOTAL OTHER INCOME                           12,126                    23,038

     OTHER EXPENSE - INTEREST       15,137                                  17,340

     TOTAL OTHER EXPENSE                          15,137                    17,340

     INCOME BEFORE INCOME TAX                      3,542                    55,426

     PROVISION FOR INCOME TAX                          0                     7,500

     NET INCOME                                                 3,542       47,926
                                                                =====       ======


                         GOLDMAN & KRINITZ, CPA'S, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               425 MADISON AVENUE
                              NEW YORK, N.Y. 10017
                                  ------------
                               TEL: (212) 758-6334
                               FAX: (212) 753-3068

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
Lloyd Ventures, Inc.

         We have audited the accompanying balance sheet of Lloyd Ventures, Inc. as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lloyd Ventures, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


/S/ Goldman & Krinitz, CPA's, P.C.
Goldman & Krinitz
New York, New York
February 4, 1998

                              LLOYD VENTURES, INC.
                                  BALANCE SHEET

                                DECEMBER 31, 1997


                                     ASSETS


Current Assets:
         Cash                                                      $  8,214
         Cash held in escrow (Note 3)                                91,103
                                                                   --------

                     TOTAL ASSETS                                  $ 99,317
                                                                   ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
         Escrow interest (Note 3)                                  $  3,171
         Accrued professional fees                                   29,436
         Other accrued expenses                                       4,417
                                                                   --------

                     Total liabilities                               37,024
                                                                   --------


Stockholders' equity:
         Common stock, $.001 par value:
            Authorized - 35,000,000 shares
            Issued and outstanding - 2,257,000
            shares (Note 3)                                           2,257
         Additional paid-in capital                                 128,443
         Accumulated deficit                                        (68,407)
                                                                   --------

                     Total stockholders' equity                      62,293

                     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 99,317
                                                                   ========

See accompanying notes to financial statements.

                              LLOYD VENTURES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                           1997          1996
                                           ----          ----

Expenses:
 Professional fees                     $    23,656    $    10,007
 Other                                       5,754          2,346
                                       -----------    -----------

               Total Expenses               29,410         12,353
                                       -----------    -----------

Net loss                               $   (29,410)   $   (12,353)
                                       ===========    ===========

Net loss per weighted average common
 share                                 $     (0.01)   $     (0.01)
                                       ===========    ===========


Weighted average number of common
 shares outstanding                      2,105,105      1,275,000
                                       ===========    ===========


See accompanying notes to financial statements.

                              LLOYD VENTURES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                              Total       Common Stock            Addi-       Accumu-
                              Stock       Out-         Amount     tional      lated
                              holders     Standing                Paid-in     Deficit
                              Equity      Shares                  Capital
                             ---------    ---------   ---------   ---------   ---------
Balance, January 1, 1996     $   5,856    1,275,000   $   1,275   $  31,225   $ (26,644)


Issuance of 203,750
 shares of common stock
 at $.10 per share              20,375      203,750         204      20,171        --

Net loss for the year          (12,353)                                         (12,353)
                             ---------    ---------   ---------   ---------   ---------

Balance, December 31, 1996      13,878    1,478,750       1,479      51,396     (38,997)


Issuance of 778,250
 shares of common stock
 at $.10 per share              77,825      778,250         778      77,047        --

Net loss for the year          (29,410)                                         (29,410)
                             ---------    ---------   ---------   ---------   ---------

Balance, December 31, 1997   $  62,293    2,257,000   $   2,257   $ 128,443   $ (68,407)
                             =========    =========   =========   =========   =========



See accompanying notes to financial statements.

                              LLOYD VENTURES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                              1997        1996
                                              ----        ----


Cash flows from operating activities:
 Net loss                                   ($29,410)   ($12,353)
 Adjustments to reconcile
        net loss to net cash used
        in operating activities:
        Change in assets and liabilities:
        Escrow interest                        3,167           4
        Accrued expenses                      26,211       4,639
                                            --------    --------
 Net cash used in operating activities           (32)     (7,710)


Cash flows from financing activities:
 Issuance of common stock and cash
  provided by financing activities            77,825      20,375
                                            --------    --------

Net increase in cash                          77,793      12,665

Cash, beginning of period                     21,524       8,859
                                            --------    --------

Cash, end of period                         $ 99,317    $ 21,524
                                            ========    ========


See accompanying notes to financial statements.

                              LLOYD VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY

         Lloyd Ventures, Inc. (the "Company") was incorporated in February, 1995 in the State of Delaware, and intends to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition with a business entity.

         The Company has registered its securities with the Securities and Exchange Commission and offered certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933. The offering allows for the Company to sell a minimum of 250,000 and a maximum of 1,000,000 shares of common stock, $.001 per value, at $0.10 per share.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates:

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimated.

         Cash Flows:

         The Company presents cash flows under the indirect method by reconciling net loss to net cash flow.

         Concentration of Credit Risk:

         The Company maintains its cash in an account insured by the Federal Deposit Insurance Corporation up to $100,000. Cash held in escrow is a money market account at a broker.

         Fair Value of Financial Instruments:

         The Company's financial instruments consist primarily of cash and accrued expenses. The book values of the respective financial instruments are representative of their respective fair values.

                              LLOYD VENTURES, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - CASH AND STOCK HELD IN ESCROW

         Amounts received and securities purchased by investors through the offering (982,000 shares at December 31, 1997) are deposited and held in escrow until an acquisition meeting specific criteria is completed. Before an acquisition can be completed and the securities and funds can be released from escrow, the investors have to reconfirm their investments or can alternately require the return of their investment plus interest, less certain deductions.

         If the Company does not complete an acquisition within a certain time frame, or if 80% of the investors do not confirm their investments, 90% of funds in escrow will be returned to investors.

NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company incurred approximately $21,200 and $6,500 of professional fees and reimbursable expenses to a director of the Company for the years ended December 31, 1997 and 1996, respectively.

         This same director is also providing office space to the Company at no charge, pursuant to an oral agreement. The agreement remains in effect until a business combination is consummated or until any escrow held from the offering is terminated, upon 30 days prior written notice by either party to the agreement.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY LLOYD. THIS RECONFIRMATION
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF ANY OFFER TO BUY
ANY SECURITIES IN ANY JURISDICTION IN WHICH            LLOYD VENTURES, INC.
SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
THE DELIVERY OF THIS RECONFIRMATION                    200,000 Shares
PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES
CREATE ANY IMPLICATION THAT THERE HAS NOT              of Common Stock, $.001 par value per Share
BEEN ANY CHANGE IN THE AFFAIRS OF LLOYD SINCE
THE DATE HEREOF. IN THE EVENT ANY MATERIAL
CHANGES OR TRANSACTIONS NOT MENTIONED HEREIN
ARISE, LLOYD HAS UNDERTAKEN THE                        Until ninety (90) days after the registered
RESPONSIBILITY TO AMEND THIS RECONFIRMATION            securities are released from escrow pursuant
PROSPECTUS AND THE REGISTRATION STATEMENT, OF          to Rule 419 of Regulation C, promulgated
WHICH THIS RECONFIRMATION PROSPECTUS IS A              under the 1933 Securities Act, as amended,
PART, THROUGH THE FILING OF POST-EFFECTIVE             all dealers effecting transactions in the
AMENDMENTS, INDICATING THE EXISTENCE OF ANY            securities whether or not participating in
SUCH MATERIAL CHANGES OR TRANSACTIONS WHICH            this distribution, may be required to deliver
ARE NOT REFLECTIVE OR CONTAINED HEREIN.                a prospectus. This is in addition to the
                                                       obligations of the dealers to deliver a
                                                       prospectus when acting as underwriters with
TABLE OF CONTENTS                                      respect to their unsold allotments or
                                                       subscriptions.
Page
----
Available Information                         __
Reconfirmation Prospectus Summary             __
Risk Factors                                  __       --------------------
Investor's Rights and Substantive
 Protection Under Rule 419                    __
Lloyd                                         __       PROSPECTUS
Dilution                                      __
Use of Proceeds                               __
Lloyd's Capitalization                        __       --------------------
Market For Lloyd Common Stock                 __
Dilution Lloyd's Selected Financial Data      __
Lloyd's Plan of Operation                     __
Directors, Executive Officers of Lloyd        __
Executive Compensation of Lloyd Management    __
Certain Transactions -- Lloyd                 __
Principals and Executive Officers of
 Gourmet                                      __
Certain Transactions -- Gourmet               __
Principal Stockholders                        __
Description of Lloyd Securities               __       Lloyd Ventures, Inc.
Method of Reconfirmation                      __       39th Floor
Experts                                       __       41 East 57th Street
Index to Financial Statements                 __       New York, New York 10022


                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as hereinafter set forth there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in his capacity as such.

INDEMNIFICATION OF DIRECTORS AND  OFFICERS

Section 145 of The Delaware General Corporation Law, as amended, provides for the indemnification of Lloyd's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested director so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including (any constituent of a constituent) absorbed in a consolidation or merger which, if separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with this Offering are as follows:

              Item                                                        Cost
              ----                                                        ----
              Cost of Printing and Engraving                             $2,500
              Legal Fees                                                $48,000
              Accountants' Services and Expenses                        $11,000
              "Blue Sky" Fees and Expenses (excluding legal counsel)     $1,000
              Miscellaneous Expenses                                     $7,800
                                                                        -------

                                                 Total                  $70,300

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the Registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933, as amended (the "Act").
                                       Number of      Purchase Price
         Name of Investor           Shares Acquired      Per Share     Aggregate
         ----------------           ---------------      ---------     ---------
         Herbert Maxwell                 50,000            $.10         $5,000
         Leo Bloom                       32,000            $.10         $3,200
         Woodsher Resolution Corp.       20,000            $.15         $3,000
         Abraham Mittelman, M.D.         20,000            $.15         $3,000
         H.J. Petrocelly                 20,000            $.15         $3,000
         Richard N. Daniel               20,000            $.15         $3,000
         Victoria Maxwell                20,000            $.15         $3,000
         Xin Ming Mu                     20,000            $.15         $3,000
         A. Paul Shapansky               20,000            $.15         $3,000
         Renato Valente                  18,000            $.10         $1,800
         Joseph Sierchio                 15,000            $.10         $1,500

Such shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended, subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

The Registrant believes that each of the above-referenced transactions was exempt from registration under the Act, pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

Item 27. EXHIBITS

3(i) (1) Certificate of Incorporation*

3(ii) Bylaws*

4(i) (1) Form of Escrow Agreement*

4(i) (2) Form of Subscription Agreement*

4(i) (3) Specimen Stock Certificate*

4(i) (4) Opinion of Joseph Sierchio, Esq.*

4(i) (5) Form of Letter of Transmittal and Reconfirmation

4(i) (6) Exchange Agreement

23(i) (2) Consent of Goldman & Krinitz, PC

23(i) (3) Consent of Larson, Allen Weishair & Co., LLP


24       Power of Attorney*


----------------
*Previously filed.

Item. 28. UNDERTAKINGS

(1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this Registration
Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); and

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

(5) In the event any material changes or transactions not mentioned herein arise, Lloyd has undertaken the responsibility to amend this prospectus and the Registration Statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes of transactions which are not reflected or contained herein, if such changes occurs within ninety (90) days of the Effective Date.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of New York, on the of February, 1998.

                                   LLOYD VENTURES, INC.

                                   (Registrant)


                                   By: /s/ Herbert Maxwell
                                      ------------------------------------------
                                      Herbert Maxwell, President and Director
                                      (principal executive officer, principal
                                      financial officer and principal accounting
                                      officer)


                                   DIRECTORS:


                                   *
                                    --------------------------------------------
                                      Herbert Maxwell, Director


                                   *
                                    --------------------------------------------
                                      Anthony R. Russo, Director


                                   *
                                    --------------------------------------------
                                      A. Paul Shapansky, Director


                                   *By: /s/ Herbert Maxwell
                                       -----------------------------------------
                                       Herbert Maxwell, Attorney-in-Fact